     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 22, 2002
                                                           REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                    ----------------------------------------

                                    FORM S-3

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                    ----------------------------------------


                  ILLINOIS POWER COMPANY                                     ILLINOIS POWER FINANCING II
               (Exact Name of Registrant as                                 (Exact Name of Registrant as
                 Specified in its Charter)                                    Specified in its Charter)

                        37-0344645                                                   APPLIED FOR
           (I.R.S. Employer Identification No.)                         (I.R.S. Employer Identification No.)

                         ILLINOIS                                                     DELAWARE
                 (State of incorporation)                                      (State of organization)

                   500 SOUTH 27TH STREET                                     C/O ILLINOIS POWER COMPANY
                  DECATUR, ILLINOIS 62521                                       500 SOUTH 27TH STREET
                      (217) 424-6600                                           DECATUR, ILLINOIS 62521
    (Address, including zip code, and telephone number,                            (217) 424-6600
 including area code, of Registrant's principal executive        (Address, including zip code, and telephone number,
                          office)                             including area code, of Registrant's principal executive
                                                                                       office)

                  KATHRYN L. PATTON, ESQ.                                          WITH A COPY TO:
                  SENIOR VICE PRESIDENT,                                        ROBERT B. ALLEN, ESQ.
               GENERAL COUNSEL AND SECRETARY                                   RICHARD J. WILKIE, ESQ.
                   500 SOUTH 27TH STREET                              AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.
                  DECATUR, ILLINOIS 62521                                  711 LOUISIANA, SUITE 1900 SOUTH
                      (217) 424-6600                                            HOUSTON, TEXAS 77002
 (Name, address, including zip code, and telephone number,                         (713) 220-5800
        including area code, of agent for service)                               FAX: (713) 236-0822

                    ----------------------------------------

    Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                    ----------------------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                     PROPOSED MAXIMUM     PROPOSED MAXIMUM
           TITLE OF EACH CLASS OF                   AMOUNT TO         OFFERING PRICE          AGGREGATE            AMOUNT OF
         SECURITIES TO BE REGISTERED              BE REGISTERED         PER UNIT(1)       OFFERING PRICE(2)    REGISTRATION FEE
Debt Securities(3)...........................          (4)                  (4)                  (4)                  (4)

Trust Preferred Securities of Illinois Power
  Financing II(5)............................

Guarantee of Trust Preferred Securities of
  Illinois Power Financing II by Illinois
  Power Company(6)...........................

Trust Debentures(7)..........................

Total........................................    $500,000,000(8)           100%            $500,000,000(8)        $46,000(9)

(1) The proposed maximum offering price per unit offered by the Registrants will be determined from time to time in connection with the issuance of the securities registered hereunder.

(2) The proposed maximum aggregate offering price for the securities to be offered by the Registrants has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.

(3) There is being registered hereunder an indeterminate principal amount of debt securities as may be sold, from time to time, by the Registrants. The aggregate principal amount of debt securities may be increased if any debt securities are issued at an original issue discount by an amount such that the offering price to be received by the Registrants shall be equal to the amount to be registered.

(4) Not specified as to each class of securities to be registered pursuant to General Instruction II(D) to Form S-3.

(5) There is being registered hereunder an indeterminate amount and number of trust preferred securities as may be sold, from time to time, by Illinois Power Financing II.

(6) There is being registered hereunder an indeterminate principal amount of guarantees of trust preferred securities of Illinois Power Financing II by Illinois Power Company. No separate consideration will be received for any such guarantee.

(7) There is being registered hereunder an indeterminate principal amount of trust debentures of Illinois Power Company. The trust debentures will be purchased by Illinois Power Financing II with the proceeds from the sale of its trust preferred securities.

(8) In no event will the aggregate initial offering price of all securities issued from time to time by the Registrants pursuant to this Registration Statement exceed $500,000,000 or the equivalent thereof in one or more foreign currencies, foreign currency units, or composite currencies. The securities registered hereunder may be sold separately or as units with other securities registered hereunder.

(9) Calculated pursuant to Rule 457(o) at the statutory rate of $92 per $1,000,000 of securities registered.

    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                  SUBJECT TO COMPLETION, DATED MARCH 22, 2002
THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING OFFERS TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                   PROSPECTUS
                                  $500,000,000
                             ILLINOIS POWER COMPANY
                                DEBT SECURITIES
                                TRUST DEBENTURES
                  GUARANTEE OF THE TRUST PREFERRED SECURITIES
                          ILLINOIS POWER FINANCING II
                           TRUST PREFERRED SECURITIES
                      GUARANTEED BY ILLINOIS POWER COMPANY

                             ---------------------

    Illinois Power Company may offer and sell, from time to time:

    - secured or unsecured debt securities, in one or more series, consisting of notes, debentures, mortgage bonds or other evidences of indebtedness;

    - debentures to be purchased by Illinois Power Financing II, a statutory business trust created under the laws of the State of Delaware; and

    - a guarantee of trust preferred securities sold by Illinois Power Financing II.

    Illinois Power Financing II may offer and sell, from time to time, trust preferred securities representing undivided beneficial interests in the assets of Illinois Power Financing II.

    The aggregate initial public offering prices of the securities offered by Illinois Power Company and Illinois Power Financing II will not exceed $500,000,000.

    This prospectus provides you with a general description of the securities that may be offered. Each time securities are sold, we will provide a supplement to this prospectus that contains specific information about the offering and the terms of the securities. The supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and any supplement before you invest in any of our securities.

    Illinois Power Company is an indirect wholly owned subsidiary of Dynegy Inc.

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

                     This prospectus is dated       , 2002.

                               TABLE OF CONTENTS

About This Prospectus.......................................      2
Where You Can Find More Information.........................      3
Information We Incorporate By Reference.....................      3
Uncertainty of Forward-Looking Statements...................      3
Our Company.................................................      5
The Trust...................................................      5
Use of Proceeds.............................................      7
Ratios of Earnings to Fixed Charges.........................      7
Description of Secured Debt Securities......................      8
Description of Unsecured Debt Securities....................     19
Description of Trust Preferred Securities...................     30
Description of Trust Debentures.............................     44
Description of Guarantee....................................     53
Relationship Among the Trust Preferred Securities, the Trust
  Debentures and the Guarantee..............................     56
Plan of Distribution........................................     58
Validity of Securities......................................     59
Experts.....................................................     59

    Neither we nor the trust has authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and the accompanying prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement as if we and/or the trust had authorized it. This prospectus and the accompanying prospectus supplement are not an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate. This prospectus and the accompanying prospectus supplement are not an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. The information contained in this prospectus and the accompanying prospectus supplement is accurate as of the dates on their covers. When we and/or the trust deliver this prospectus or a prospectus supplement or make a sale pursuant to this prospectus, neither we nor the trust is implying that the information is current as of the date of the delivery or sale.

                             ABOUT THIS PROSPECTUS

    This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, using a "shelf" registration process. Under this shelf process, we may, over time, sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $500,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. This prospectus does not contain all of the information included in the registration statement. For a complete understanding of the offering of securities, you should refer to the registration statement relating to this prospectus, including its exhibits. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information."

    In this prospectus, references to "Illinois Power," "we," "us" and "our" refer to Illinois Power Company, and not to Illinois Power Financing II or Dynegy Inc., unless we state otherwise or the context clearly indicates otherwise. References to "Dynegy" or our "parent" mean Dynegy Inc. References to the "trust" refer to Illinois Power Financing II.

                      WHERE YOU CAN FIND MORE INFORMATION

    We file annual, quarterly and special reports and other information with the SEC under the Securities Exchange Act of 1934, as amended, or the Exchange Act. The SEC maintains a web site that contains reports, proxy statements and other information about issuers, like us, who file reports electronically with the SEC. The address of that site is http://www.sec.gov. You may also read and copy this information at the Public Reference Room of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, or obtain copies of this information by mail from the SEC Public Reference Room at prescribed rates. You may obtain information on the operation of the Public Reference Room by calling the SEC at
(800) SEC-0330.

                    INFORMATION WE INCORPORATE BY REFERENCE

    The SEC allows us to incorporate by reference the information we file with them, which means:

    - incorporated documents are considered part of the prospectus;

    - we can disclose important information to you by referring you to those documents; and

    - information that we file with the SEC will automatically update this prospectus.

    We incorporate by reference the documents listed below which we have previously filed with the SEC under the Exchange Act:

    - Our Annual Report on Form 10-K for the fiscal year ended December 31,
      2001.

    - Current Report on Form 8-K filed February 28, 2002.

    We also incorporate by reference each of the documents that we file in the future with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until all the securities described in this prospectus have been sold.

    You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost, by writing or telephoning our parent at the following address:

                                 Dynegy Inc.
                                 1000 Louisiana Street, Suite 5800
                                 Houston, Texas 77002
                                 Attention: Investor Relations
                                 (713) 507-6400

                   UNCERTAINTY OF FORWARD-LOOKING STATEMENTS

    Our reports, filings and other public announcements often include statements reflecting assumptions, expectations, projections, intentions or beliefs about future events. These statements are intended as "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts. They use words such as "anticipate," "estimate," "project," "forecast," "may," "will," "should," "expect" and other words of similar meaning. In particular, these include, but are not limited to, statements relating to the following:

    - projected operating or financial results;

    - expectations regarding capital expenditures, preferred dividends and other matters;

    - beliefs about the financial impact of deregulation;

    - assumptions regarding the outcome of legal and administrative proceedings;

    - estimations relating to the potential impact of new accounting standards;

    - intentions with respect to future energy supplies;

    - anticipated costs associated with our legal and regulatory compliance; and

    - expectations regarding cost savings or synergies relating to the Dynegy-Illinova merger.

    Any or all of our forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties, including the following:

    - the timing and extent of changes in commodity prices for energy, particularly natural gas and electricity;

    - competitive practices in the industries in which we compete;

    - the effect of deregulation of the energy industry and the rules and regulations adopted in connection therewith;

    - general political, economic and financial market conditions;

    - any extended period of war or conflict involving the United States or Europe;

    - operational factors affecting the ongoing commercial operations of our transmission, transportation and distribution facilities, including catastrophic weather related damage, unscheduled repairs and workforce issues;

    - cost and other effects of legal and administrative proceedings, settlements, investigations and claims, including environmental liabilities that may not be covered by indemnity or insurance; and

    - other regulatory or legislative developments that affect the energy industry generally and our operations in particular.

    Many of these factors will be important in determining our actual future results. Consequently, no forward-looking statement can be guaranteed. Our actual future results may vary materially from those expressed or implied in any forward-looking statements.

    All of our forward-looking statements, whether written or oral, are expressly qualified by these cautionary statements and any other cautionary statements that may accompany such forward-looking statements. In addition, we disclaim any obligation to update any forward-looking statements to reflect events or circumstances after the date of this prospectus.

                                  OUR COMPANY

    We are engaged in the transmission, distribution and sale of electric energy and the distribution, transportation and sale of natural gas in the State of Illinois. We supply retail electric and natural gas service to residential, commercial and industrial consumers in substantial portions of northern, central and southern Illinois. We also supply electric transmission service to utilities, municipalities and power marketing entities.

    Illinois Power was incorporated under the laws of the State of Illinois in 1923. Dynegy Inc., through its subsidiary Illinova Corporation, owns all of the outstanding common stock of Illinois Power, currently representing approximately 98.6% of the voting stock of Illinois Power. The outstanding shares of preferred stock of Illinois Power represent the remaining 1.4% of our voting stock.

    Our Restated Articles of Incorporation limit the amount of unsecured indebtedness that we may issue or assume, without the consent of the holders of a majority of the total number of shares of preferred stock then outstanding, to 20% of the aggregate of the total principal amount of all outstanding mortgage bonds or other securities representing our secured indebtedness and our capital and surplus as then stated on our books. On February 25, 2002, we commenced a solicitation of consents from our preferred stockholders to amend our Restated Articles of Incorporation to eliminate this provision. Concurrently, Illinova Corporation, our direct parent, commenced a tender offer relating to the shares of our preferred stock. Completion of the tender offer and consent solicitation are conditioned on, among other things, the approval of the proposed amendment by holders of at least two-thirds of the preferred stock, voting together as one class, and other customary conditions. The approval of the proposed amendment would allow us to issue more unsecured debt than is currently permissable.

    Our principal executive office is located at 500 South 27th Street, Decatur, Illinois 62521, and our telephone number is (217) 424-6600.

                                   THE TRUST

    Illinois Power Financing II, which we refer to as the "trust," is a statutory business trust created under Delaware law through the filing of a certificate of trust with the Delaware Secretary of State on March 19, 2002. The trust's business is defined in a declaration of trust, dated as of March 18, 2002, executed by us, as sponsor, and the trustees specified below. The declaration of trust will be amended and restated in its entirety as of the date trust preferred securities are initially issued. The declaration, as amended and restated, is referred to in this prospectus as the "trust agreement." The trust agreement will be qualified under the Trust Indenture Act of 1939, as amended.

    The trust exists for the exclusive purposes of:

    - issuing and selling the trust preferred securities and the trust common securities;

    - using the proceeds from the sale of the trust preferred securities and the trust common securities to acquire the trust debentures; and

    - engaging in only those other activities necessary or incidental to these purposes.

    The trust will have no assets other than the trust debentures. The trust will have no revenue other than payments under the trust debentures. The trust has a term of 35 years, but may dissolve earlier as provided in the trust agreement.

    We will, directly or indirectly, acquire all of the trust common securities, which will have an aggregate liquidation amount equal to at least 3% of the total capital of the trust.

    The trust's business and affairs will be conducted by its trustees, as provided in the trust agreement. At the time of the issuance of the trust preferred securities, the trustees for the trust will be initially BNY Midwest Trust Company, as the property trustee, The Bank of New York (Delaware), as the Delaware trustee, and three of our employees as administrative trustees. The property trustee and the Delaware trustee, together with the administrative trustees, are collectively referred to as the "trustees" in this prospectus. We, as holder of the trust common securities, or, if an event of default under the trust agreement has occurred and is continuing, the holders of not less than a majority in liquidation amount of the trust preferred securities, will be entitled to appoint, remove or replace the property trustee and the Delaware trustee. In no event will the holders of the trust preferred securities have the right to vote to appoint, remove or replace the administrative trustees. Such voting rights will be vested exclusively in the holder of the trust common securities.

    For so long as the trust preferred securities remain outstanding, we will:

    - maintain directly or indirectly 100% ownership of the trust common securities;

    - use our reasonable efforts to cause the trust to remain a statutory business trust and not to voluntarily dissolve, wind-up, liquidate or be terminated, except as permitted by the trust agreement;

    - use our reasonable efforts to cause the trust to continue to be treated as a grantor trust and not an association taxable as a corporation for United States federal income tax purposes; and

    - use our reasonable efforts to cause each holder of common securities or preferred securities of the trust to be treated as owning an undivided beneficial interest in the trust debentures.

    The rights of the holders of the trust preferred securities are set forth in the trust agreement and the Delaware Business Trust Act. The location of the principal executive office of the trust is c/o Illinois Power Company, 500 South 27th Street, Decatur, Illinois 65251, and the telephone number at such office is
(217) 424-6600.

                                USE OF PROCEEDS

    Unless otherwise indicated in an accompanying prospectus supplement, we intend to use the proceeds from the sale of the securities for general corporate purposes, which may include repayment of indebtedness, acquisitions, additions to our working capital or capital expenditures.

                      RATIOS OF EARNINGS TO FIXED CHARGES

    The following table sets forth our consolidated ratios of earnings to fixed charges for the periods shown.

                     YEAR ENDED DECEMBER 31,
-----------------------------------------------------------------
         2001             2000       1999       1998       1997
----------------------  --------   --------   --------   --------
         3.25             2.53       2.16       (a)        (b)

------------------------

(a) Earnings were inadequate to cover fixed charges for the year ended
    December 31, 1998 by approximately $2.7 billion, inclusive of the write-off related to the sale of the Clinton power station.

(b) Earnings were inadequate to cover fixed charges for the year ended
    December 31, 1997 by approximately $62.3 million, inclusive of the write-off related to the discontinued application of provisions of Statement of Financial Accounting Standards No. 71, "Accounting for the Effects of Certain Types of Regulation," for the generation segment of our business.

    For purposes of calculating the ratio of earnings to fixed charges, earnings consist of income from continuing operations before income taxes and fixed charges (excluding capitalized interest) less undistributed income from equity investees. Fixed charges consist of interest expense; amortization of deferred financing costs; interest capitalized during the year; amortization of interest rate hedges; minority interest in income of a subsidiary; and the portion of lease rental expense representative of the interest factor attributable to such leases.

                     DESCRIPTION OF SECURED DEBT SECURITIES

    The following description sets forth the general terms and provisions of our secured debt securities, which we refer to in this prospectus as "mortgage bonds," represented by bonds, notes or other evidences of indebtedness that we may offer by this prospectus. We will describe the particular terms of the mortgage bonds, and provisions that vary from those described below, in one or more prospectus supplements.

    The mortgage bonds will be issued under a general mortgage indenture and deed of trust entered into between us and BNY Midwest Trust Company, as successor trustee, dated as of November 1, 1992. We refer to this indenture and deed of trust, as supplemented by various supplemental indentures, in this prospectus as the "mortgage." We have filed the mortgage as an exhibit to the registration statement of which this prospectus is a part.

    The following description is a summary of selected provisions relating to the mortgage bonds and the mortgage. You should not rely solely on this summary because the mortgage defines your rights as a holder of the mortgage bonds.

GENERAL

    A prospectus supplement and supplemental indenture relating to any series of mortgage bonds offered by us will include specific terms relating to the offering. These terms will include some or all of the following:

    - the title of such mortgage bonds;

    - the limit, if any, upon the aggregate principal amount of such mortgage bonds;

    - the date or dates on which the principal of such mortgage bonds is payable;

    - the rate or rates at which such mortgage bonds will bear interest, if any, the date or dates from which such interest will accrue, the dates on which such interest will be payable, and the regular record dates for the interest payable on such dates;

    - our option, if any, to redeem such mortgage bonds and the periods within which or the dates on which, the prices at which and the terms and conditions upon which, such mortgage bonds may be redeemed, in whole or in part, upon the exercise of such option;

    - our obligation, if any, to redeem or purchase such mortgage bonds pursuant to any sinking fund or analogous provisions or at the option of a holder thereof and the periods within which or the dates on which, the prices at which and the terms and conditions upon which such mortgage bonds will be redeemed or purchased, in whole or in part, pursuant to such obligation;

    - the denominations in which such mortgage bonds will be issuable;

    - whether such mortgage bonds are to be issued in whole or in part in the form of one or more global mortgage bonds and, if so, the identity of the depository for such global mortgage bonds; and

    - any other terms of such mortgage bonds not inconsistent with the provisions of the mortgage.

REDEMPTION OF THE MORTGAGE BONDS

    Any terms for the optional or mandatory redemption of mortgage bonds will be set forth in the applicable prospectus supplement. Except as may otherwise be provided in the applicable prospectus supplement with respect to mortgage bonds redeemable at the option of the holder, mortgage bonds will be redeemable only upon notice by mail to the holders not less than 30 days prior to the date fixed for redemption, and, if less than all the mortgage bonds of a series, or any tranche thereof, are to be redeemed, the particular mortgage bonds to be redeemed will be selected by such method as shall be provided for any particular series or tranche, or in the absence of any such provision, by such method as the bond registrar deems fair and appropriate. We have appointed the mortgage trustee as the initial bond registrar.

    Any notice of redemption at our option may state that such redemption shall be conditioned upon receipt by the mortgage trustee, on or prior to the date fixed for such redemption, of money sufficient to pay the principal of and premium, if any, and interest, if any, on such mortgage bonds and that if such money has not been so received, such notice will be of no force and effect and we will not be required to redeem such mortgage bonds.

    While the mortgage contains provisions for the maintenance of the properties providing the security therefor, which we refer to collectively in this prospectus as the "mortgaged property," it does not contain any provisions for a maintenance or sinking fund and, except as may be provided in a supplemental indenture and described in the applicable prospectus supplement, there will be no provisions for any such funds for the mortgage bonds.

SECURITY

    GENERAL. Except as discussed below, mortgage bonds now or hereafter issued under the mortgage will be secured primarily by the lien of the mortgage on our properties used in the transmission, distribution and sale of electricity or gas.

    LIEN OF THE MORTGAGE. The lien of the mortgage on our properties is subject to permitted liens which include tax liens and other governmental charges which are not delinquent and which are being contested, construction and materialmen's liens, certain judgment liens, easements, reservations and rights of others (including governmental entities) in, and defects of title in, certain property of ours, certain leasehold interests, liens on our pollution control facilities and certain other liens and encumbrances.

    In addition, there are excepted from the lien of the mortgage, among other things, the following:

    - cash and securities not paid to, deposited with or held by the mortgage trustee under the mortgage;

    - contracts, leases and other agreements of all kinds, contract rights, bills, notes and other instruments, accounts receivable, claims, franchises, licenses, certain intellectual property rights and other general intangibles;

    - automobiles, other vehicles, movable equipment, aircraft and vessels;

    - all goods, wares and merchandise held for sale in the ordinary course of business or for our use or benefit;

    - materials, supplies and other personal property consumable in the operations of our business;

    - computers, machinery and equipment;

    - coal, ore, gas, oil, minerals and timber mined or extracted from the land we own or lease;

    - electric energy, gas, steam water and other products produced or purchased;

    - leasehold interests; and

    - all books and records.

    Without the consent of the holders of the mortgage bonds, we and the mortgage trustee may enter into supplemental indentures to subject additional property to the lien of the mortgage, whether or not used in our electric or gas utility businesses (including property which would otherwise be excepted from such lien). Such property, so long as the same would otherwise constitute "property additions" (as described below), would thereupon constitute property additions and be available as a basis for the issuance of mortgage bonds. See "--Issuance of Additional Mortgage Bonds."

    The mortgage contains provisions subjecting after-acquired property to the lien thereof. These provisions are limited in the case of consolidation or merger (whether or not we are the surviving corporation) or sale of substantially all of our assets. In the event of consolidation or merger or the transfer of all the mortgaged property as or substantially as an entirety, the mortgage will not be required to be a lien upon any of the properties then owned or thereafter acquired by the successor corporation except properties acquired from us in or as a result of such transaction and improvements, extensions and additions to such properties and renewals, replacements and substitutions of or for any part or parts of such properties. See "--Consolidation, Merger, Conveyance, Transfer or Lease." In addition, after-acquired property may be subject to vendors' liens, purchase money mortgages and other liens thereon at the time of acquisition thereof.

    The mortgage provides that the mortgage trustee will have a lien, prior to the lien on behalf of the holders of mortgage bonds, upon the mortgaged property for the payment of its reasonable compensation and expenses and for indemnity against certain liabilities.

CREDIT ENHANCEMENT

    See the applicable prospectus supplement for credit enhancement terms, if any, of the mortgage bonds.

ISSUANCE OF ADDITIONAL MORTGAGE BONDS

    The maximum principal amount of mortgage bonds which may be issued under the mortgage is unlimited. Mortgage bonds of any series may be issued from time to time under the mortgage on the basis of, and in an aggregate principal amount not exceeding:

    - 75% of the lesser of the "cost" or "fair value" (in each case, as defined in the mortgage) of property additions which do not constitute "funded property" (generally, property additions which have been made the basis of the authentication and delivery of mortgage bonds, the release of mortgaged property or cash withdrawals, or which have been substituted for retired property) after certain deductions and additions, primarily including adjustments to offset property retirements;

    - the aggregate principal amount of retired bonds (which consist of mortgage bonds no longer outstanding under the mortgage which have not been used for certain other purposes under the mortgage and which are not to be paid, redeemed or otherwise retired by the application of funded cash); and

    - an amount of cash deposited with the mortgage trustee.

    In general, the issuance of mortgage bonds is subject to our adjusted net earnings for 12 consecutive months within the preceding 18 months being at least twice the annual interest requirements on all mortgage bonds at the time outstanding, mortgage bonds then applied for and all other indebtedness (with certain exceptions) secured by a lien prior to the lien of the mortgage, if any, except that no such net earnings requirement need be met if the additional mortgage bonds to be issued are to have no stated interest rate prior to maturity. In addition, we are not required to satisfy the net earnings requirement prior to issuance of mortgage bonds as provided in the second bullet point to the preceding paragraph under any circumstances. In general, the interest requirement with respect to variable interest rate indebtedness, if any, is determined with reference to the rate or rates in effect on the date immediately preceding such determination or the rate to be in effect upon initial authentication.

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    "Adjusted net earnings" are our operating revenues (including those subject to possible refund) less our operating expenses excluding, among other things, provisions for income taxes; depreciation or amortization of property; interest on any indebtedness and amortization of debt discount and expense; any non-recurring charge to income of whatever kind or nature (including without limitation the recognition of expense due to the non-recoverability of assets or expense), whether or not recorded as a non-recurring item in our books of account; and any refund of revenues previously collected or accrued by us subject to possible refund. Adjusted net earnings also do not take into account profits or losses from the sale or other disposition of property, or non-recurring charges of any kind or nature, whether items of revenue or expense. With respect to mortgage bonds of a series subject to a periodic offering (such as a medium-term note program), the mortgage trustee will be entitled to receive a certificate evidencing compliance with the net earnings requirements only once, at or prior to the time of the first authentication and delivery of the mortgage bonds of such series.

    "Property additions" generally include any property which is owned by us and is subject to the lien of the mortgage except (with certain exceptions) goodwill or going concern value rights, or any property the cost of acquisition or construction of which is properly chargeable to an operating expense account of ours.

RELEASE OF PROPERTY

    We may obtain the release of any funded property from the lien of the mortgage, except for cash held by the mortgage trustee, upon delivery to the mortgage trustee of cash equal in amount to the amount, if any, by which the cost of the property to be released (or, if less, the fair value of such property at the time it became funded property) exceeds the aggregate of:

    - the principal amount, subject to certain limitations, of obligations secured by purchase money mortgages upon the property to be released delivered to the mortgage trustee;

    - the cost or fair value (whichever is less) of certified property additions not constituting funded property after certain deductions and additions, primarily including adjustments to offset property retirements (except that such adjustments need not be made if such property additions were acquired or made within the 90-day period preceding the release);

    - an amount equal to 133 1/3% of the aggregate principal amount of mortgage bonds we would be entitled to issue on the basis of retired bonds (with such entitlement being waived by operation of such release);

    - an amount equal to 133 1/3% of the aggregate principal amount of mortgage bonds delivered to the mortgage trustee (with such mortgage bonds to be canceled by the mortgage trustee);

    - the deposit of cash or, to a limited extent, the principal amount of obligations secured by purchase money mortgages upon the property released delivered to the trustee or other holder of a lien prior to the lien of the mortgage; and

    - any taxes and expenses incidental to any sale, exchange, dedication or other disposition of the property to be released.

    Property which is not funded property may generally be released from the lien of the mortgage without depositing any cash or property with the mortgage trustee as long as:

    - the aggregate amount of cost or fair value (whichever is less) of all property additions which do not constitute funded property (excluding the property to be released) after certain deductions and additions, primarily including adjustments to offset property retirements, is not less than zero, or

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    - the cost or fair value (whichever is less) of property to be released does not exceed the aggregate amount of the cost or fair value (whichever is less) of property additions acquired or made within the 90-day period preceding the release.

    The mortgage provides simplified procedures for the release of minor properties and property taken by eminent domain, and provides for dispositions of certain obsolete property and grants or surrender of certain rights without any release or consent by the mortgage trustee.

    If any property released from the lien of the mortgage continues to be owned by us after such release, the mortgage will not become a lien on any improvement, extension or addition to such property or renewals, replacements or substitutions of or for any part or parts of such property.

WITHDRAWAL OF CASH

    Subject to certain limitations, cash held by the mortgage trustee may:

    - be withdrawn by us

       - to the extent of the cost or fair value (whichever is less) of property additions not constituting funded property, after certain deductions and additions, primarily including adjustments to offset retirements,

       - in an amount equal to 133 1/3% of the aggregate principal amount of mortgage bonds that we would be entitled to issue on the basis of retired bonds (with such entitlement being waived by operation of such withdrawal), or

       - in an amount equal to 133 1/3% of the aggregate principal amount of any outstanding mortgage bonds delivered to the mortgage trustee; or

    - upon our request, be applied to

       - the purchase of mortgage bonds (at prices not exceeding 133 1/3% of the principal amount thereof), or

       - the redemption or payment at maturity of mortgage bonds. However, cash deposited with the mortgage trustee as the basis for the authentication and delivery of mortgage bonds may only be withdrawn in an amount equal to the aggregate principal amount of mortgage bonds we would be entitled to issue on any basis (with such entitlement being waived by operation of such withdrawal), or may, upon our request, be applied to the purchase, redemption or payment of mortgage bonds at prices not exceeding, in the aggregate, the principal amount thereof, or

       - any mortgage bonds received by the mortgage trustee pursuant to these provisions being cancelled by the mortgage trustee.

CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

    We may not consolidate with or merge into any other corporation or convey, transfer or lease the mortgaged property as or substantially as an entirety to any person or entity unless:

    - such transaction is on such terms as will fully preserve in all material respects the lien and security of the mortgage and the rights and powers of the mortgage trustee and holders,

    - the corporation formed by such consolidation or into which we are merged or the person or entity which acquires by conveyance or transfer, or which leases, the mortgaged property as or substantially as an entirety is a corporation organized and existing under the laws of the United States of America or any state or territory thereof or the District of Columbia, and such corporation executes and delivers to the mortgage trustee a supplemental indenture, which

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
      contains an assumption by such corporation of the due and punctual payment of the principal of and premium, if any, and interest, if any, on the mortgage bonds and the performance of all of our covenants under the mortgage and which contains a grant, conveyance, transfer and mortgage by the corporation confirming the lien of the mortgage on the mortgaged property and subjecting to such lien all property thereafter acquired by the corporation which shall constitute an improvement, extension or addition to the mortgaged property or a renewal, replacement or substitution of or for any part thereof, and, at the election of the corporation, subjecting to the lien of the mortgage such other property then owned or thereafter acquired by the corporation as the corporation shall specify, and

    - in the case of a lease, such lease will be made expressly subject to termination by us or the mortgage trustee at any time during the continuance of a mortgage event of default (as defined below).

MODIFICATION OF THE MORTGAGE

    Without the consent of any holders of the mortgage bonds, we and the mortgage trustee may enter into one or more supplemental indentures for any of the following purposes:

    - to evidence the succession of another person to us and the assumption by any such successor of our covenants in the mortgage and in the mortgage bonds;

    - to add one or more covenants or other provisions for the benefit of all holders or for the benefit of such holders of, or to remain in effect only so long as there shall be outstanding, mortgage bonds of one or more specified series, or one or more tranches thereof, or to surrender any right or power conferred upon us by the mortgage;

    - to correct or amplify the description of any property at any time subject to the lien of the mortgage, or better to assure, convey and confirm to the mortgage trustee any property subject or required to be subjected to the lien of the mortgage, or to subject to the lien of the mortgage additional property;

    - to convey, transfer and assign to the mortgage trustee and to subject to the lien of the mortgage with the same force and effect as if included in the mortgage, property of our subsidiaries used or to be used for one or more purposes which if owned by us would constitute property used or to be used for one or more of the primary purposes of our business, which property shall for all purposes of the mortgage be deemed to be property of ours, together with such other provisions as may be appropriate to express the respective rights of the mortgage trustee and us in regard thereto;

    - to change or eliminate any provision of the mortgage or to add any new provision to the mortgage, provided that if such change, elimination or addition adversely affects the interests of the holders of the mortgage bonds of any series or tranche in any material respect, such change, elimination or addition will become effective with respect to such series or tranche only when no mortgage bond of such series or tranche remains outstanding under the mortgage;

    - to establish the form or terms of the mortgage bonds of any series or tranche as permitted by the mortgage;

    - to provide for the authentication and delivery of bearer securities and coupons appertaining thereto representing interest, if any, thereon and for the procedures for the registration, exchange and replacement thereof and for the giving of notice to, and the solicitation of the vote or consent of, the holders thereof, and for any and all other matters incidental thereto;

    - to evidence and provide for the acceptance of appointment by a successor trustee or by a co-trustee or separate trustee;

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
    - to provide for the procedures required to permit the utilization of a noncertificated system of registration for all, or any series or tranche of, the mortgage bonds;

    - to change any place where

       - the principal of and premium, if any, and interest, if any, on the mortgage bonds of any series, or any tranche thereof, will be payable,

       - any mortgage bonds of any series, or any tranche thereof, may be surrendered for registration of transfer,

       - any mortgage bonds of any series, or any tranche thereof, may be surrendered for exchange, and

       - notices and demands to or upon us in respect of the mortgage bonds of any series, or any tranche thereof, and the mortgage may be served;

    - to cure any ambiguity, to correct or supplement any provision therein which may be defective or inconsistent with any other provision therein, or to make any changes to the provisions thereof or to add other provisions with respect to matters and questions arising under the mortgage, so long as such other changes or additions do not adversely affect the interests of the holders of mortgage bonds of any series or tranche in any material respect;

    - to reflect changes in generally accepted accounting principles; or

    - to comply with the rules or regulations of any national securities exchange on which any of the mortgage bonds may be listed.

    Without limiting the generality of the foregoing, if the Trust Indenture Act is amended after the date of this prospectus in such a way as to require changes to the mortgage or the incorporation therein of additional provisions or so as to permit changes to, or the elimination of, provisions which, at the date of the mortgage or at any time thereafter, were required by the Trust Indenture Act to be contained in the mortgage, we and the mortgage trustee may, without the consent of any holders of mortgage bonds, enter into one or more supplemental indentures to evidence or effect such amendment.

    Except as provided above, the consent of the holders of a majority in aggregate principal amount of the mortgage bonds of all series then outstanding, considered as one class, is required for the purpose of adding any provisions to, or changing in any manner, or eliminating any of the provisions of, the mortgage pursuant to one or more supplemental indentures. However, if less than all of the series of mortgage bonds outstanding are directly affected by a proposed supplemental indenture, then the consent only of the holders of a majority in aggregate principal amount of outstanding mortgage bonds of all series so directly affected, considered as one class, will be required. In addition, if the mortgage bonds of any series have been issued in more than one tranche and if the proposed supplemental indenture directly affects the rights of the holders of one or more, but less than all, such tranches, then the consent only of the holders of a majority in aggregate principal amount of the outstanding mortgage bonds of all tranches so directly affected, considered as one class, will be required. Furthermore, no such amendment or modification of the mortgage may, without the consent of each holder of the outstanding mortgage bonds of each series or tranche directly affected thereby:

    - change the stated maturity of the principal of, or any installment of principal of or interest on, any mortgage bond, or reduce the principal amount thereof or the rate of interest thereon (or the amount of any installment of interest thereon) or change the method of calculating such rate or reduce any premium payable upon the redemption thereof, or reduce the amount of the principal of a "discount bond" (as defined in the mortgage) that would be due and payable upon a declaration of acceleration of maturity or change the coin or currency (or other property) in

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
      which any mortgage bond or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the stated maturity thereof (or, in the case of redemption, on or after the redemption date);

    - permit the creation of any lien ranking prior to the lien of the mortgage with respect to all or substantially all of the mortgaged property or terminate the lien of the mortgage on all or substantially all of the mortgaged property, or deprive such holder of the benefit of the security of the lien of the mortgage;

    - reduce the percentage in principal amount of the outstanding mortgage bonds of such series or tranche, the consent of the holders of which is required for any such supplemental indenture, or the consent of the holders of which is required for any waiver of compliance with any provision of the mortgage or of any default thereunder and its consequences, or reduce the requirements for quorum or voting; or

    - modify certain of the provisions of the mortgage relating to supplemental indentures, waivers of certain covenants and waivers of past defaults.

    A supplemental indenture which changes or eliminates any covenant or other provision of the mortgage which has expressly been included solely for the benefit of the holders of, or which is to remain in effect only so long as there shall be outstanding mortgage bonds of one or more specified series, or one or more tranches thereof, or modifies the rights of the holders of mortgage bonds of such series or tranches with respect to such covenant or other provision, will be deemed not to affect the rights under the mortgage of the holders of the mortgage bonds of any other series or tranche.

WAIVER

    The holders of a majority in aggregate principal amount of all mortgage bonds may waive our obligations to comply with certain covenants, including our obligation to maintain our corporate existence and properties, pay taxes and discharge liens, maintain certain insurance and to make such recordings and filings as are necessary to protect the security of the holders and the rights of the mortgage trustee, provided that such waiver occurs before the time such compliance is required. The holders of a majority of the aggregate principal amount of outstanding mortgage bonds of all affected series or tranches, considered as one class, may waive, before the time for such compliance, compliance with our obligations to maintain an office or agency where the mortgage bonds of such series or tranches may be surrendered for payment, registration, transfer or exchange, and compliance with any other covenant specified in a supplemental indenture respecting such series or tranches.

MORTGAGE EVENTS OF DEFAULT

    Each of the following events constitutes an event of default under the mortgage, referred to in this prospectus as a "mortgage event of default":

    - failure to pay interest on any mortgage bond within 45 days after the same becomes due;

    - failure to pay principal of or premium, if any, on any mortgage bond within three business days after its maturity;

    - certain events relating to our reorganization, bankruptcy or insolvency or the appointment of a receiver or trustee for our property; or

    - failure to perform or breach of any of our covenants or warranties in the mortgage (other than a covenant or warranty a default in the performance or breach of which is discussed in the foregoing bullet points) for a period of 60 days after there has been given us by the mortgage trustee, or to us and the mortgage trustee by the holders of at least 25% in principal amount of outstanding mortgage bonds, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default," unless the mortgage trustee, or the mortgage trustee and the holders of a principal amount of mortgage bonds not less than the principal amount of mortgage bonds the holders of which gave such notice, as the case may be, agree in writing to an extension of such period prior to its expiration. However, the mortgage trustee, or the mortgage trustee and such holders, as the case may be, will be deemed to have agreed to an extension of such period if corrective action has been initiated by us within such period and is being diligently pursued.

REMEDIES

    If a mortgage event of default occurs and is continuing, then the mortgage trustee or the holders of not less than 33% in principal amount of mortgage bonds then outstanding may declare the principal amount (or if any of the mortgage bonds are discount bonds, such portion of the principal amount as may be provided for such discount bonds pursuant to the terms of the mortgage) of all of the mortgage bonds to be immediately due and payable. At any time after such declaration of the maturity of the mortgage bonds then outstanding, but before the sale of any of the mortgaged property and before a judgment or decree for payment of money shall have been obtained by the mortgage trustee as provided in the mortgage, the mortgage event or events of default giving rise to such declaration of acceleration will, without further act, be deemed to have been waived, and such declaration and its consequences will, without further act, be deemed to have been rescinded and annulled, if:

    - we have paid or deposited with the mortgage trustee a sum sufficient to pay:

       - all overdue interest, if any, on all mortgage bonds then outstanding;

       - the principal of and premium, if any, on any mortgage bonds then outstanding which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in such mortgage bonds; and

       - all amounts due to the mortgage trustee as compensation and reimbursement as provided in the mortgage; and

    - any other mortgage event or events of default, other than the non-payment of the principal of mortgage bonds which shall have become due solely by such declaration of acceleration, shall have been cured or waived as provided in the mortgage.

    The mortgage provides that, under certain circumstances and to the extent permitted by law, if a mortgage event of default occurs and is continuing, the mortgage trustee has the power to take possession of, and to hold, operate and manage, the mortgaged property, or with or without entry, to sell the mortgaged property. If the mortgaged property is sold, whether by the mortgage trustee or pursuant to judicial proceedings, the principal of the outstanding mortgage bonds, if not previously due, will become immediately due, together with premium, if any, and any accrued interest.

    If a mortgage event of default occurs and is continuing, the holders of a majority in principal amount of the mortgage bonds then outstanding will have the right to direct the time, method and place of conducting any proceedings for any remedy available to the mortgage trustee or exercising any trust or power conferred on the mortgage trustee, provided that:

    - such direction does not conflict with any rule of law or with the mortgage, and could not involve the mortgage trustee in personal liability in circumstances where indemnity would not, in the mortgage trustee's sole discretion, be adequate, and

    - the mortgage trustee may take any other actions deemed proper by the mortgage trustee which is not inconsistent with such discretion.

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    The mortgage provides that no holder of any mortgage bond will have any right to institute any proceeding, judicial or otherwise, with respect to the mortgage or the appointment of a receiver or trustee, or for any other remedy thereunder unless:

    - such holder has previously given to the mortgage trustee written notice of a continuing mortgage event of default;

    - the holders of a majority in aggregate principal amount of the mortgage bonds then outstanding have made written request to the mortgage trustee to institute proceedings in respect of such mortgage event of default and have offered the mortgage trustee reasonable indemnity against costs and liabilities incurred in complying with such request; and

    - for 60 days after receipt of such notice, the mortgage trustee has failed to institute any such proceeding and no direction inconsistent with such request has been given to the mortgage trustee during such 60-day period by the holders of a majority in aggregate principal amount of mortgage bonds then outstanding.

    Furthermore, no holder will be entitled to institute any such action if and to the extent that such action would disturb or prejudice the rights of other holders. Notwithstanding that the right of a holder to institute a proceeding with respect to the mortgage is subject to certain conditions precedent, each holder of a mortgage bond has the right, which is absolute and unconditional, to receive payment of the principal of and premium, if any, and interest, if any, on such mortgage bond when due and to institute suit for the enforcement of any such payment, and such rights may not be impaired without the consent of such holder. The mortgage provides that the mortgage trustee must give the holders notice of any default under the mortgage to the extent required by the Trust Indenture Act, unless such default shall have been cured or waived, except that no such notice to holders of a default of the character described in the fourth bullet point under "--Mortgage Events of Default" may be given until at least
45 days after the occurrence thereof. The Trust Indenture Act currently permits the mortgage trustee to withhold notices of default (except for certain payment defaults) if the mortgage trustee in good faith determines the withholding of such notice to be in the interest of the holders.

    As a condition precedent to certain actions by the mortgage trustee in the enforcement of the lien of the mortgage and institution of action on the mortgage bonds, the mortgage trustee may require adequate indemnity against costs, expenses and liabilities to be incurred in connection therewith.

DEFEASANCE

    Any mortgage bond or bonds, or any portion of the principal amount thereof, will be deemed to have been paid for purposes of the mortgage and the entire indebtedness in respect thereof will be deemed to have been satisfied and discharged, if there has been irrevocably deposited with the mortgage trustee, in trust:

    - money in the amount which will be sufficient, or

    - "eligible obligations" (as described below) which do not contain provisions permitting the redemption or other prepayment thereof at the option of the issuer thereof, the principal of and the interest on which when due, without any regard to reinvestment thereof, will provide monies which will be sufficient, or

    - a combination of the foregoing which will be sufficient, to pay when due the principal of and premium, if any, and interest, if any, due and to become due on such mortgage bond or bonds or portions thereof.

For this purpose, "eligible obligations" include direct obligations of, or obligations unconditionally guaranteed by, the United States of America, entitled to the benefit of the full faith and credit thereof,

                                       17
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and certificates, depository receipts or other instruments which evidence a direct ownership interest in such obligations or in any specific interest or principal payments due in respect thereof.

RESIGNATION AND REMOVAL OF THE MORTGAGE TRUSTEE

    The mortgage trustee may resign at any time by giving written notice thereof to us or may be removed at any time by act of the holders of a majority in principal amount of mortgage bonds then outstanding delivered to the mortgage trustee and us. No resignation or removal of the mortgage trustee and no appointment of a successor trustee will become effective until the acceptance of appointment by a successor trustee in accordance with the requirements of the mortgage. So long as no mortgage event of default or event which, after notice or lapse of time, or both, would become a mortgage event of default has occurred and is continuing, if we have delivered to the mortgage trustee a resolution of our Board of Directors appointing a successor trustee and such successor has accepted such appointment in accordance with the terms of the mortgage, the mortgage trustee will be deemed to have resigned and the successor will be deemed to have been appointed as trustee in accordance with the mortgage.

CONCERNING THE MORTGAGE TRUSTEE

    BNY Midwest Trust Company, the successor trustee under the mortgage, has been a regular depository of our funds and the trustee with respect to certain of our other debt obligations. As trustee under the mortgage, BNY Midwest Trust Company would have a conflicting interest for purposes of the Trust Indenture Act if a mortgage event of default were to occur under the mortgage. In that case, the mortgage trustee may be required to eliminate such conflicting interest by resigning as mortgage trustee. There are other instances under the Trust Indenture Act which would require the resignation of the mortgage trustee if a mortgage event of default were to occur, such as an affiliate of the mortgage trustee acting as underwriter with respect to any of the mortgage bonds.

TRANSFER

    The transfer of mortgage bonds may be registered, and mortgage bonds may be exchanged for other mortgage bonds of the same series and tranche, of authorized denominations and of like tenor and aggregate principal amount, at the office of BNY Midwest Trust Company, of Chicago, Illinois, as bond registrar for the mortgage bonds. We may change the place for registration of transfer of the mortgage bonds, may appoint one or more additional bond registrars (including us) and may remove any bond registrar, all at our discretion. The applicable prospectus supplement, or a supplement thereto, will identify any new place for registration of transfer and any additional bond registrar appointed, and will disclose the removal of any bond registrar effected, prior to the date of such prospectus supplement, or supplement thereto. Except as otherwise provided in the applicable prospectus supplement, no service charge will be made for any transfer or exchange of the mortgage bonds, but we may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of the mortgage bonds. We will not be required to issue and no bond registrar will be required to register the transfer of or to exchange:

    - mortgage bonds of any series (including the mortgage bonds) during a period of 15 days prior to giving any notice of redemption, or

    - any mortgage bond selected for redemption in whole or in part, except the unredeemed portion of any mortgage bond being redeemed in part.

GOVERNING LAW

    The mortgage is, and the mortgage bonds will be, governed by and construed in accordance with the laws of the State of Illinois.

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                    DESCRIPTION OF UNSECURED DEBT SECURITIES

    The following description sets forth the general terms and provisions of our unsecured debt securities, consisting of debentures, notes or other evidences of indebtedness that we may offer by this prospectus. We will describe the particular terms of the unsecured debt securities, which we refer to simply as "debt securities" throughout this section of the prospectus, and provisions that vary from those described below, in one or more prospectus supplements.

    The debt securities will constitute either senior or subordinated debt. Debt securities will be issued under a senior debt indenture to be entered into between us and BNY Midwest Trust Company, as trustee. Subordinated debt securities will be issued under a subordinated debt indenture to be entered into between us and BNY Midwest Trust Company, as trustee. The senior debt indenture and the subordinated debt indenture are sometimes collectively referred to in this prospectus as the "indentures." We have filed forms of the senior debt indenture and the subordinated debt indenture as exhibits to the registration statement of which this prospectus is a part.

    The following description is a summary of selected provisions relating to the debt securities and the indentures. The summary is not complete. You should not rely solely on this summary, because the indentures define your rights as a holder of the debt securities.

    Our trust debentures are separately described in this prospectus under the caption "Description of Trust Debentures." Our secured debt securities, or mortgage bonds, are separately described in this prospectus under the caption "Description of Secured Debt Securities."

PROVISIONS APPLICABLE TO BOTH SENIOR AND SUBORDINATED DEBT SECURITIES

    GENERAL. The debt securities will represent unsecured senior or subordinated obligations and may be issued from time to time in one or more series. The indentures do not limit the amount of debt securities, debentures, notes or other types of indebtedness that we or any of our subsidiaries may issue nor do the indentures restrict transactions between us and our affiliates or the payment of dividends or other distributions by us to our stockholders. In addition, other than as may be set forth in any prospectus supplement, the indentures do not and the debt securities will not contain any covenants or other provisions that are intended to afford holders of the debt securities special protection in the event of either a change of control or a highly leveraged transaction involving us.

    Our Restated Articles of Incorporation limit the amount of unsecured indebtedness that we may issue or assume, without the consent of the holders of a majority of the total number of shares of preferred stock then outstanding, to 20% of the aggregate of the total principal amount of all outstanding mortgage bonds or other securities representing our secured indebtedness and our capital and surplus as then stated on our books. As of December 31, 2001, the aggregate limit on our unsecured debt as calculated under this provision was approximately $488 million, approximately $278 million of which was outstanding as of such date. On February 25, 2002, we commenced a solicitation of consents from our preferred stockholders to amend our Restated Articles of Incorporation to eliminate this provision. Concurrently, Illinova Corporation, our direct parent, commenced a tender offer relating to the shares of our preferred stock. Completion of the tender offer and consent solicitation are conditioned on, among other things, the approval of the proposed amendment by holders of at least two-thirds of the preferred stock, voting together as one class, and other customary conditions. The approval of the proposed amendment would allow us to issue more unsecured debt than is currently permissable.

    A prospectus supplement and a supplemental indenture relating to any series of debt securities offered by us will include specific terms relating to the offering. These terms will include some or all of the following:

    - the title and classification of the debt securities;

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    - any limit on the total principal amount of the debt securities;

    - the price or prices at which the debt securities will be issued;

    - whether the debt securities are to be issuable as registered securities or bearer securities or both;

    - whether any of the debt securities are to be issuable initially in temporary global form or permanent global form;

    - the date or dates on which principal will be payable or how to determine such dates;

    - the interest rate or the method for determining the rate that the debt securities will bear and the date from which any interest will accrue;

    - the interest payment dates for the debt securities;

    - any mandatory or optional sinking fund or analogous provisions;

    - the place where we will pay, or the method of payment of, principal, premium and interest on the debt securities;

    - any optional redemption periods and prices;

    - the denominations in which we will issue the debt securities that are registered securities, if other than $1,000 and any integral multiple thereof, and the denominations in which we will issue the debt securities that are bearer securities, if other than $5,000 and any integral multiple thereof;

    - the currency or currencies in which we will pay principal, premium and interest on the debt securities;

    - the manner in which we will determine the amounts of principal, premium or interest payments on the debt securities if these amounts may be determined by reference to an index or based on a formula;

    - information with respect to book-entry procedures, if any; and

    - any other terms of the debt securities not inconsistent with the indentures.

    We may issue debt securities at a discount below their stated principal amount. Even if we do not issue debt securities below their stated principal amount, for United States federal income tax purposes the debt securities may be deemed to have been issued with a discount because of certain interest payment characteristics. We will describe in a prospectus supplement the United States federal income tax considerations applicable to debt securities issued at a discount or deemed to be issued at a discount. We will also describe in a prospectus supplement the special United States federal income tax considerations or other restrictions or terms applicable to debt securities issuable in bearer form, offered exclusively to foreigners or denominated in a foreign currency.

    FORM, EXCHANGE, REGISTRATION AND TRANSFER. We may issue debt securities of a series in definitive form solely as registered securities, solely as bearer securities, or as both. Unless otherwise indicated in a prospectus supplement, bearer securities will have interest coupons attached. The indentures also provide that debt securities of a series may be issuable in temporary or permanent global form.

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    Registered securities of any series will be exchangeable for other registered securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. In addition, if debt securities of any series are issuable as both registered securities and bearer securities, the holder of such securities may at its option, subject to the terms of the applicable indenture, exchange bearer securities of such series for registered securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. Bearer securities surrendered in exchange for registered securities between a regular record date or a special record date and the relevant date for payment of interest will be surrendered without the coupon relating to such date for payment of interest. Interest accrued as of such date will not be payable on the registered security issued in exchange for such bearer security, but will be payable only to the holders of such coupon, when due in accordance with the terms of the applicable indenture. Bearer securities will not be issued in exchange for registered securities.

    Registered securities may be presented for registration of transfer at the office of the registrar or at the office of any transfer agent that we designate for such purpose. Such transfer or exchange will be effected once the registrar or transfer agent, as the case may be, is satisfied with the documents of title and identity of the person making the request. We have appointed the trustee as registrar. We may at any time rescind the designation of any transfer agent or approve a change in the location through which any transfer agent acts. However, if we issue debt securities of a series solely as registered securities, we will be required to maintain a transfer agent in each place of payment for such series and, if we issue debt securities of a series as bearer securities, we will be required to maintain (in addition to the registrar) a transfer agent in a place of payment for such series located outside the United States. We may at any time designate additional transfer agents with respect to any series of debt securities.

    If we redeem a portion of the debt securities of any series, we will not be required to:

    - issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days prior to the mailing of a notice of redemption of debt securities of that series for redemption and ending on the close of business on:

       - if debt securities of the series are issuable only as registered securities, the day of mailing of the relevant notice of redemption; and

       - if debt securities of the series are issuable as bearer securities, the day of the first publication of the relevant notice of redemption or, if debt securities of the series are also issuable as registered securities and there is no publication, the mailing of the relevant notice of redemption;

    - register the transfer of or exchange of any registered security, or portion thereof, called for redemption, except the unredeemed portion of any registered security being redeemed in part; or

    - exchange any bearer security called for redemption, except to exchange such bearer security for a registered security of that series and like tenor which is immediately surrendered for redemption.

    PAYMENT AND PAYING AGENTS. Unless otherwise indicated in an applicable prospectus supplement,

    - payment of principal of, and any premium and interest on, bearer securities will be payable at the offices of paying agents outside the United States as we may designate from time to time; and

    - payment of interest on bearer securities on any interest payment date will be made only against surrender to the paying agent of the coupon relating to such interest payment date.

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    Payment with respect to any bearer security will not be made at any of our offices or agencies in the United States, by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States. Notwithstanding the preceding, payments of principal of, and any premium and interest on, bearer securities denominated and payable in U.S. dollars will be made at the offices of our paying agent in the Borough of Manhattan, the City of New York, if (but only if) payment of the full amount thereof in U.S. dollars at all offices or agencies outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions.

    Unless otherwise indicated in a prospectus supplement, payment of principal of, and any premium and interest on, registered securities will be made at the office of the paying agent designated by us from time to time. However, we may, at our option, make interest payments on registered securities by check mailed to the address of the person entitled thereto as such address appears in the security register. Payment of any installment of interest on registered securities will be made to the person in whose name such registered security is registered at the close of business on the regular record date for payment of such interest.

    Any paying agents outside the United States and any other paying agents in the United States initially designated by us for the debt securities will be named in a prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that:

    - if debt securities of a series are issuable solely as registered securities, we will be required to maintain a paying agent in each place of payment for such series; and

    - if debt securities of a series are issuable as bearer securities, we will be required to maintain

       - a paying agent in the Borough of Manhattan, the City of New York, for principal payments with respect to any registered securities of the series; and

       - a paying agent in a place of payment located outside the United States where debt securities of such series and any related coupons may be presented and surrendered for payment.

    All monies we pay to a paying agent for the payment of principal of, or any premium or interest on, any debt security that remain unclaimed at the end of two years after such amounts have become due and payable will be repaid to us. Following the repayment of such monies to us, the holder of a debt security or any coupon may look only to us for payment.

    GLOBAL DEBT SECURITIES. The debt securities of a series may be issued in whole or in part in global form deposited with, or on behalf of, a depository identified in the prospectus supplement relating to such series. Global debt securities may be issued in either registered or bearer form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for debt securities in definitive certificated form, a registered global security may not be registered for transfer or exchange except as a whole by the depository, the depository's nominee or their respective successors as described in the applicable prospectus supplement.

    The specific terms of the depository arrangement with respect to a series of debt securities and limitations and restrictions relating to a series of bearer securities in the form of one or more global debt securities will be described in the prospectus supplement relating to such series.

    DEBT SECURITY EVENTS OF DEFAULT. Any one of the following events will constitute an "event of default" under the indentures with respect to the debt securities of any series, referred to in this prospectus as a "debt security event of default":

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    - we do not pay interest on any debt securities of the applicable series or any appurtenant coupon when it becomes due and payable, and continuance of such default for a period of 30 days;

    - we do not pay principal or premium, if any, on any debt securities of the applicable series on its due date;

    - we fail to deposit any sinking fund payment when and as due by the terms of the debt securities of that series;

    - we fail to perform any other covenant with respect to that series in such indenture for 90 days after written notice;

    - certain events in bankruptcy, insolvency or reorganization occur involving us; or

    - any other debt security event of default specified in the indentures or the applicable prospectus supplement occurs.

    A debt security event of default with respect to a particular series of debt securities will not necessarily be a debt security event of default with respect to any other series of debt securities.

    If a debt security event of default occurs with respect to the debt securities of any series and is continuing, the trustee or the holders of at least 33% in aggregate principal amount of the outstanding debt securities of that series, by notice as provided in the applicable indenture, may declare the principal amount of all the debt securities of that series to be due and payable immediately. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of money has been obtained by the trustee, the holders of a majority in aggregate principal amount of the outstanding securities of that series may, under certain circumstances, rescind and annul such acceleration.

    Each indenture provides that, subject to the duty of the trustee during default to act with the required standard of care, the trustee will be under no obligation to exercise any of its rights or powers at the request or direction of any of the holders, unless such holders have offered the trustee indemnity satisfactory to it. Subject to such provisions for the indemnification of the trustee, the holders of a majority in aggregate principal amount of the outstanding securities of any series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee with respect to the debt securities of that series. However, the trustee is not obligated to take any action unduly prejudicial to holders not joining in such direction or subjecting the debt trustee to personal liability.

    We are required to furnish to the trustee annually a statement as to the performance of our obligations under each indenture and as to any default in performance under the indentures.

    DEFEASANCE. If indicated in the applicable prospectus supplement, we will have two options to discharge our obligations under a series of debt securities before their maturity date. We may elect either

    - to defease and be discharged from any and all obligations with respect to the debt securities of or within any series (except as described below) ("defeasance"); or

    - to be released from our obligations with respect to certain covenants applicable to the debt securities of or within any series ("covenant defeasance").

    To elect either option, we must deposit with the trustee for such series an amount of money and/or U.S. government obligations in an amount sufficient to pay the principal of, and premium, if any, and each installment of interest on, the debt securities of such series on the stated maturity of such payments.

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    We may establish a trust to defease and discharge our obligations, only if, among other things, we have delivered to the trustee an opinion of counsel to the effect that:

    - we have received from, or there has been published by, the Internal Revenue Service a ruling, or

    - since the date of the indenture there has been a change in applicable federal income tax law;

in either case to the effect that the holders of the debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge. The opinion must also provide that the holders of the debt securities will be subject to federal income tax on the same amounts and in the same manner as would have been the case if such deposit, defeasance and discharge had not occurred. In the event of any such defeasance and discharge, holders of debt securities of such series will be entitled to look only to such trust fund for payment of principal of, and any premium and any interest on, their debt securities until maturity.

    Upon the occurrence of a defeasance, we will be deemed to have paid and discharged the entire indebtedness represented by the debt securities and any related coupons and to have satisfied all of our obligations, except for:

    - the rights of holders of the debt securities to receive, solely from the trust funds deposited to defease such debt securities, payments in respect of the principal of, premium, and/or interest, if any, on the debt securities or any related coupons when such payments are due; and

    - certain other obligations as provided in the indentures.

    COVENANT DEFEASANCE. Each indenture provides that, if so specified with respect to any series of debt securities, we may omit to comply with certain restrictive covenants. Any such omission will not be a debt security event of default with respect to the debt securities of such series, upon the deposit with the trustee, in trust, of money and/or U.S. government obligations in an amount sufficient to pay the principal of, and premium, if any, and each installment of interest on, the debt securities of such series on the stated maturity of such payments. Our other obligations will remain in full force and effect. Such a trust may be established only if, among other things, we have delivered to the trustee an opinion of counsel to the effect that the holders of the debt securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and covenant defeasance. The opinion must also provide that holders of the debt securities will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred.

    FEDERAL INCOME TAX CONSEQUENCES RELATING TO DEFEASANCE AND COVENANT DEFEASANCE. Under current United States federal income tax law, defeasance and discharge would likely be treated as a taxable exchange of debt securities to be defeased for an interest in the defeasance trust. As a consequence, a holder would recognize gain or loss equal to the difference between the holder's cost or other tax basis for such debt securities and the value of the holder's interest in the defeasance trust, and thereafter would be required to include in income a share of the income, gain or loss of the defeasance trust. Under current United States federal income tax law, covenant defeasance would ordinarily not be treated as a taxable exchange of such debt securities.

    MODIFICATION OF THE INDENTURES AND WAIVER. We may modify or amend either indenture without the consent of the holders of the debt securities of a particular series in order to, among other things, establish the form or terms of any series of debt securities. With the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of each series affected, the trustee and we may modify or amend either indenture with respect to certain other provisions thereof. However, any modification or amendment may not, without the consent of each holder affected by such modification or amendment:

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    - change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security;

    - change the redemption date with respect to any debt security;

    - reduce the principal amount of, or premium or interest on, any debt security;

    - change any of our obligations to pay additional amounts;

    - reduce the amount of principal of an original issue discount security payable upon acceleration of the maturity thereof;

    - change the coin or currency in which any debt security or any premium or interest thereon is payable;

    - change the redemption right of any holder;

    - impair the right to institute suit for the enforcement of any payment on or with respect to any debt security;

    - reduce the percentage in principal amount of outstanding securities of any series, the consent of whose holders is required to modify or amend such indenture or to waive compliance with certain provisions of such indenture or to waive certain defaults;

    - reduce the requirements contained in such indenture for quorum or voting;

    - change any of our obligations to maintain an office or agency in the places and for the purposes required by such indenture; or

    - modify any of the above provisions.

    The subordinated debt indenture may not be amended to alter the subordination of any outstanding subordinated debt securities without the consent of the holders of Senior Indebtedness (as defined below) then outstanding that would be adversely affected by such an amendment in accordance with the terms of the instruments governing such Senior Indebtedness.

    The holders of a majority in aggregate principal amount of the outstanding debt securities of each series may, on behalf of the holders of all debt securities of that series, waive compliance by us with certain restrictive provisions of the indenture under which such series has been issued. The holders of a majority in aggregate principal amount of the outstanding debt securities of each series may, on behalf of all holders of debt securities of that series, waive any past default under the applicable indenture with respect to any debt securities of that series, except a default:

    - in the payment of principal of, or premium, if any, or any interest on, any debt security of such series; or

    - in respect of a covenant or provision of such indenture that cannot be modified or amended without the consent of the holder of each outstanding security of such series affected.

    Each indenture provides that in determining whether the holders of the requisite principal amount of the outstanding debt securities have given any request, demand, authorization, direction, notice, consent or waiver under the indenture, or are present at a meeting of the holders of debt securities for quorum purposes:

    - the principal amount of an original issue discount security that is deemed to be outstanding will equal the amount of the principal that would be due and payable as of the date of such determination upon acceleration of the maturity of such debt security; and

    - the principal amount of a debt security denominated in a foreign currency or currency units will equal the U.S. dollar equivalent, determined on the date of original issuance of such debt

                                       25
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      security, of the principal amount of such debt security or, in the case of an original issue discount security, the U.S. dollar equivalent, determined on the date of original issuance of such debt security, of the amount determined as provided in the preceding bullet point.

    MEETINGS. Each indenture contains provisions for convening meetings of the holders of debt securities of a series issuable as bearer securities. A meeting may be called at any time by the trustee, and also, upon request by us or the holders of at least 10% in aggregate principal amount of the outstanding debt securities of that series, in any such case upon notice given in accordance with the provisions described under "--Notices" below. Except for any consent that must be given by the holders of each outstanding debt security affected, any resolution presented at a meeting may be adopted by the affirmative vote of the holders of a majority in aggregate principal amount of the outstanding debt securities of that series. Except for any consent or waiver that must be given by the holder of each outstanding security, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which may be made, given or taken by the holders of less than a majority in aggregate principal amount of the outstanding debt securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of such specified percentage in aggregate principal amount of the outstanding debt securities of that series. Any resolution passed or decision taken at any meeting of holders of debt securities of any series duly held in accordance with the applicable indenture will be binding on all holders of debt securities of that series and related coupons. The quorum at any meeting, and at any reconvened meeting, will be persons holding or representing a majority in aggregate principal amount of the outstanding securities of a series.

    CONSOLIDATION, MERGER AND SALE OF ASSETS. Under each indenture, we may, without the consent of the holders of any of the outstanding debt securities, consolidate with or merge into, or convey, transfer or lease our properties and assets substantially as an entirety to, any other corporation, partnership or trust organized and validly existing under the laws of any domestic jurisdiction, provided that:

    - any successor person assumes our obligations on the debt securities under such indenture;

    - after giving effect to the transaction no debt security event of default has occurred and is continuing; and

    - certain other procedural conditions are met.

    NOTICES. Except as otherwise provided in the indentures, notices to holders of bearer securities will be given by publication at least twice in a daily newspaper in The City of New York and in such other city or cities as may be specified in such bearer securities. Notices to holders of registered securities will be given by mail to the addresses of such holders as they appear in the register.

    TITLE. Title to any bearer securities and any related coupons will pass by delivery. We, the trustee and any of our agents or agents of the trustee may treat the bearer of any bearer security and the bearer of any coupon and the registered owner of any registered security as the owner thereof for all purposes.

    REPLACEMENT OF SECURITIES. Any mutilated debt security or a debt security with a mutilated coupon will be replaced by us at the expense of the holder upon surrender of such debt security to the trustee. Debt securities or coupons that become destroyed, stolen or lost will be replaced by us at the expense of the holder upon delivery to the trustee of the debt security and coupons or evidence of destruction, loss or theft satisfactory to us and the trustee. In the case of any coupon that becomes destroyed, stolen or lost, such coupon will be replaced by issuance of a new debt security in exchange for the debt security to which such coupon relates. In the case of a destroyed, lost or stolen debt security or coupon, the holder of such debt security or coupon may be required to provide indemnity satisfactory to the trustee and us before a replacement debt security will be issued.

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    GOVERNING LAW.  The indentures, the debt securities and coupons will be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflicts of laws principles thereof.

    REGARDING THE TRUSTEE. We and certain of our subsidiaries from time to time borrow money from, and maintain deposit accounts and conduct certain banking transactions with, affiliates of BNY Midwest Trust Company in the ordinary course of their business.

    The indentures contain certain limitations on the right of the trustee, should it become our creditor, to obtain payment of claims in certain cases, or to realize for its own account on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in certain other transactions; however, if it acquires any conflicting interest, it must eliminate such conflict or resign.

    Pursuant to the Trust Indenture Act, should a default occur with respect to either the senior debt securities or the subordinated debt securities, BNY Midwest Trust Company would be required to resign as trustee under one of the indentures within 90 days of such default unless such default were cured, duly waived or otherwise eliminated.

PROVISIONS APPLICABLE SOLELY TO SENIOR DEBT SECURITIES

    Senior debt securities will be issued under the senior debt indenture. Each series of senior debt securities will rank equally as to the right of payment of principal and any premium and interest with each other series issued under the senior debt indenture and will rank senior to all subordinated debt securities that may be issued. We will describe any restrictive covenants for any series of debt securities in a prospectus supplement.

PROVISIONS APPLICABLE SOLELY TO SUBORDINATED DEBT SECURITIES

    SUBORDINATION. The subordinated debt securities will be subordinate and junior in right of payment, to the extent set forth in the subordinated debt indenture, to all our Senior Indebtedness (as defined below).

    "Indebtedness" is defined in the subordinated debt indenture as, and is used in this section of the prospectus to mean, with respect to any person,

    - all liabilities and obligations, contingent or otherwise, of any such person,

       - in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such person or only to a portion thereof),

       - evidenced by bonds, notes, debentures or similar instruments,

       - representing the balance deferred and unpaid of the purchase price of any property or services, except such as would constitute trade payables to trade creditors in the ordinary course of business,

       - evidenced by bankers' acceptances or similar instruments issued or accepted by banks,

       - for the payment of money relating to a capitalized lease obligation, or

       - evidenced by a letter of credit or a reimbursement obligation of such person with respect to any letter of credit;

    - all net obligations of such person under interest swap and hedging obligations;

    - all liabilities of others of the kind described in the foregoing bullet points that such person has guaranteed or that is otherwise its legal liability and all obligations to purchase, redeem or acquire any capital stock, and

    - any and all deferrals, renewals, extensions, refinancings, refundings (whether direct or indirect) of any liability of the kind described in any of the foregoing bullet points, or this bullet point, whether or not between or among the same parties.

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    "Junior Security" is defined in the subordinated debt indenture as, and is used in this section of the prospectus to mean, any qualified capital stock of any person and any Indebtedness of such person that is subordinated in right of payment to the securities of each series then outstanding and has no scheduled installment of principal due, by redemption, sinking fund payment or otherwise, on or prior to the latest stated maturity of the principal of any outstanding securities.

    "Senior Indebtedness" is defined in the subordinated debt indenture as, and is used in this section of the prospectus to mean, our Indebtedness, whether outstanding on the date of the subordinated debt indenture or thereafter created, incurred, assumed, guaranteed or in effect guaranteed by us, unless the instrument creating or evidencing such Indebtedness specifically provides that such Indebtedness is not senior or superior, in right of payment, to the subordinated debt securities or to other Indebtedness which ranks equally with, or is subordinated to, the subordinated debt securities; provided, however, that in no event will Senior Indebtedness include

    - our Indebtedness owed or owing to any of our subsidiaries or any officers, directors or employees of ours or any of our subsidiaries, except in respect of deferred compensation in an amount not to exceed $10,000,000 at any one time,

    - Indebtedness to trade creditors,

    - any liability for taxes we owe, and

    - the subordinated debt securities.

    The subordinated debt indenture provides that no payment may be made by us on account of the principal of or any premium or interest on the subordinated debt securities, or to acquire any of the subordinated debt securities (including repurchases of subordinated debt securities at the option of the holders) for cash or property (other than Junior Securities), or on account of any redemption provisions of the subordinated debt securities:

    - upon the maturity of any Senior Indebtedness by lapse of time, acceleration (unless waived) or otherwise, unless and until all principal of and any premium and interest on such Senior Indebtedness are first paid in full (or such payment is duly provided for); or

    - in the event of a default in the payment of any principal of or any premium or interest on any Senior Indebtedness when it becomes due and payable, whether at stated maturity or at a date fixed for prepayment or by declaration or otherwise (referred to in this section of the prospectus as a "Payment Default"), unless and until such Payment Default has been cured or waived or otherwise has ceased to exist.

    Upon the happening of a debt security event of default (other than a Payment Default) that permits the holders of Senior Indebtedness or their representative immediately to accelerate its maturity, and written notice of such debt security event of default given to us and the trustee by the holders of at least 33% in the aggregate principal amount outstanding of such Senior Indebtedness or their representative (referred to in this section of the prospectus as a "Payment Notice"), then, unless and until such debt security event of default has been cured or waived or otherwise has ceased to exist, no payment (by set off or otherwise) may be made by or on behalf of us on account of the principal of or any premium or interest on the subordinated debt securities, or to acquire or repurchase any of the subordinated debt securities for cash or property, or on account of any redemption provisions of the subordinated debt securities, in any such case other than payments made with our Junior Securities. Notwithstanding the preceding, unless

    - the Senior Indebtedness in respect of which such debt security event of default exists has been declared due and payable in its entirety within 179 days after the Payment Notice is delivered as set forth above (referred to in this section of the prospectus as the "Payment Blockage Period"), and

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
    - such declaration has not been rescinded or waived, at the end of the Payment Blockage Period, we will be required to pay all sums not paid to the holders of the subordinated debt securities during the Payment Blockage Period due to the foregoing prohibitions and to resume all other payments as and when due on the subordinated debt securities.

    Any number of Payment Notices may be given. However, not more than one Payment Notice shall be given within a period of any 360 consecutive days, and no debt security event of default that existed upon the date of such Payment Notice or the commencement of such Payment Blockage Period (whether or not such debt security event of default is on the same issue of Senior Indebtedness) will be made the basis for the commencement of any other Payment Blockage Period.

    Upon any distribution of our assets upon any dissolution, winding up, liquidation or reorganization, whether voluntary or involuntary, in bankruptcy, insolvency, receivership or a similar proceeding or upon assignment for the benefit of creditors or any marshaling of assets or liabilities,

    - the holders of all Senior Indebtedness will first be entitled to receive payment in full (or have such payment duly provided for) before the holders of subordinated debt securities are entitled to receive any payment on account of the principal of or any premium or interest on the subordinated debt securities (other than Junior Securities), and

    - any payment or distribution of our assets of any kind or character, whether in cash, property or securities (other than Junior Securities) to which the holders of subordinated debt securities or the trustee on behalf of such holders would be entitled (by set off or otherwise), except for the subordination provisions contained in the subordinated debt indenture, will be paid by the liquidating trustee or agent or other person making such a payment or distribution directly to the holders of Senior Indebtedness or their representative to the extent necessary to make payment in full of all such Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

    Notwithstanding the preceding, if any payment or distribution of our assets (other than Junior Securities) is received by the trustee or the holders of subordinated debt securities at a time when such payment or distribution is prohibited by the foregoing provisions, then such payment or distribution will be received and held in trust by the trustee or such holders for the benefit of the holders of Senior Indebtedness. Such payment or distribution shall be paid or delivered by the trustee or such holders, as the case may be, to the holders of the Senior Indebtedness remaining unpaid or unprovided for, or their representative or representatives, to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the Senior Indebtedness held or represented by each, for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay or to provide for the payment of all such Senior Indebtedness in full after giving effect to any concurrent payment and distribution to the holders of such Senior Indebtedness.

    No provisions contained in the subordinated debt indenture or the subordinated debt securities will affect our obligation, which is absolute and unconditional, to pay, when due, principal of and any premium and interest on the subordinated debt securities as and when the same shall become due and payable. The subordination provisions of the subordinated debt indenture and the subordinated debt securities will not prevent the occurrence of a debt security event of default under the subordinated debt indenture or limit the rights of the trustee or any holder of subordinated debt securities, subject to the three preceding paragraphs, to pursue any other rights or remedies with respect to the subordinated debt securities.

    The prospectus supplement respecting any series of subordinated debt securities will set forth any subordination provisions applicable to such series in addition to or different from those described above.

    By reason of such subordination, in the event of our insolvency, holders of Senior Indebtedness and holders of our other obligations that are not subordinated to Senior Indebtedness may receive more, ratably, than holders of the subordinated debt securities. However, this subordination will not prevent the occurrence of a debt security event of default or limit the right of acceleration in respect of the subordinated debt securities.

                   DESCRIPTION OF TRUST PREFERRED SECURITIES

    The trust may issue trust preferred securities and trust common securities under the terms of the trust agreement. The trust preferred securities will represent undivided beneficial interests in the assets of the trust. We will own all of the trust common securities. Selected provisions of the trust agreement are summarized below. This summary is not complete. The form of trust agreement will be filed with the SEC, and you should read the trust agreement for provisions that may be important to you. The trust agreement has been qualified as an indenture under the Trust Indenture Act. You should also refer to the Trust Indenture Act for provisions that apply to the trust preferred securities. Wherever particular defined terms of the trust agreement are referred to, such defined terms are incorporated herein by reference.

GENERAL

    The trust preferred securities and trust common securities will be substantially the same except that, if there is an event of default under the trust agreement, as described below, the rights of the holders of the trust preferred securities will be entitled to priority in right of payment over the holders of trust common securities. All of the trust common securities will be owned by us.

    The trust will invest the proceeds from any issuance of the trust preferred securities, together with the consideration we pay for the trust common securities, to purchase trust debentures from us. Legal title in the trust debentures will be held by the property trustee in trust for the benefit of holders of the trust securities.

    In accordance with the trust agreement, the trust may not:

    - borrow money;

    - issue debt or any securities other than the trust securities;

    - execute mortgages; or

    - pledge any of its assets.

    We will guarantee distributions on the trust preferred securities on a limited basis to the extent described under the caption "Description of Guarantee." The guarantee will not guarantee payment of distributions or amounts payable on redemption of the trust preferred securities or liquidation of the trust when the trust does not have funds on hand legally available for such payments. In such event, a remedy of a holder of trust preferred securities is to direct the property trustee to enforce its rights under the trust debentures. If the property trustee fails to enforce its rights with respect to the trust debentures held by the trust, any record holder of the trust preferred securities may, to the fullest extent permitted by law, institute legal proceedings directly against us to enforce the property trustee's rights under such trust debentures without first instituting any legal proceedings against the property trustee or any other person or entity. In addition, a holder of the trust preferred securities may institute a legal proceeding directly against us for enforcement of payment to such holder of principal of, premium, if any, or interest on the trust debentures having a principal amount equal to the aggregate liquidation amount of the trust preferred securities of such holder on or after the due date specified in the trust debentures.

    Holders of the trust preferred securities have no preemptive or similar rights.

DISTRIBUTIONS

    Distributions on the trust preferred securities will be payable on the dates and at the rates set forth in a prospectus supplement. The distribution rate and the relevant distribution date for the trust securities will correspond to the payments and payment dates on the trust debentures. The revenue of

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
the trust available for distribution to holders of the trust preferred securities will be limited to payments under the trust debentures in which the trust will invest the proceeds from the issuance and sale of the trust securities. If we fail to make interest payments on the trust debentures, the property trustee will not have funds available to pay distributions on the trust preferred securities.

    We may, on one or more occasions, defer the payment of interest on the trust debentures for a period not exceeding 10 consecutive semi-annual periods, unless a debenture event of default has occurred and is continuing. However, no deferral period shall end on a date other than an interest payment date or extend beyond the stated maturity date. Semi-annual distributions on the trust preferred securities will be deferred by the trust during any such deferral period. Distributions to which holders of the trust preferred securities are entitled during any such deferral period will accumulate additional distributions at the rate per annum set forth in the prospectus supplement.

    Upon the termination of any deferral period and the payment of all amounts then due on any interest payment date, we may elect to begin a new deferral period, subject to the requirements described above. No interest shall be due and payable during any deferral period, except at the end of the period.

    We must give the property trustee, the debenture trustee and the administrative trustees notice of our election to defer the payment of interest on the trust debentures at least five business days prior to the earlier of:

    - the date the distributions on the trust preferred securities would have been payable except for the election to begin such deferral period; or

    - the date the administrative trustees are required to give notice to any securities exchange or to holders of trust preferred securities of the record date or the date such distributions are payable, but in any event not less than five business days prior to such record date.

    There is no limitation on the number of times that we may elect to begin a deferral period. Accordingly, there could be multiple deferral periods of varying lengths throughout the term of the trust preferred securities. See "Description of Trust Debentures-Option to Extend Interest Payment Date."

    During any deferral period, we may not, and will not permit any of our subsidiaries to:

    - declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of our capital stock (subject to certain exceptions);

    - make any payment of principal of or premium, if any, or interest on or repay, repurchase or redeem any of our debt securities, including other debentures, that rank PARI PASSU with or junior in right of payment to the trust debentures; or

    - make any guarantee payments (other than payments under the guarantee) with respect to any guarantee by us of the debt securities of any of our subsidiaries, including other guarantees, if such guarantee ranks PARI PASSU with or junior in right of payment to the trust debentures.

PAYMENT OF ADDITIONAL SUMS

    If the trust is required to pay any taxes, duties, or other governmental charges imposed by the United States or any other taxing authority, we will be required to pay such additional sums necessary in order that the amount of distributions then due and payable by the trust on the outstanding trust preferred securities and trust common securities will not be reduced as a result of any additional taxes, duties and other governmental charges to which the trust has become subject.

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
REDEMPTION

    Whenever trust debentures are repaid (other than following the distribution of the trust debentures to the holders of the trust securities), whether at maturity or earlier redemption, the property trustee will apply the proceeds to redeem a Like Amount (as defined below) of the trust securities, upon not less than 30 nor more than 60 days' notice of a date of redemption to the holders of the trust securities, at the applicable redemption price, which shall be equal to:

    - in the case of the payment of the trust debentures on the stated maturity date, the maturity redemption price equal to the principal amount of, plus accrued and unpaid interest on, the trust debentures;

    - in the case of the optional prepayment of the trust debentures, upon the occurrence and continuation of a Special Event, the Special Event Redemption Price equal to the Special Event Prepayment Price in respect of the trust debentures; and

    - in the case of the optional prepayment of the trust debentures, the optional redemption price equal to the optional prepayment price in respect of the trust debentures.

See "Description of Trust Debentures-Optional Prepayment" and "--Special Event Prepayment" below for definitions of the terms "Special Event" and "Special Event Prepayment Price" as used in this prospectus and for further information regarding the foregoing. If less than all of the trust debentures are to be prepaid on a redemption date, then the proceeds of such prepayment shall be allocated pro rata among the trust securities.

    "Like Amount" means:

    - with respect to a redemption of the trust securities, trust securities having a liquidation amount equal to the principal amount of trust debentures to be paid in accordance with their terms; and

    - with respect to a distribution of trust debentures upon the dissolution and liquidation of the trust, trust debentures having a principal amount equal to the liquidation amount of the trust securities of the holder to whom such trust debentures are being distributed.

    We will have the option to prepay the trust debentures:

    - in whole at any time or in part from time to time at the optional prepayment price; and

    - in whole but not in part, at any time within 90 days of the occurrence of a Special Event, at the Special Event Prepayment Price.

    See "Description of Trust Debentures-Optional Prepayment" and "--Special Event Prepayment."

REDEMPTION PROCEDURES

    If applicable, trust securities will be redeemed at the applicable redemption price with the proceeds from the contemporaneous repayment or prepayment of the trust debentures. Any redemption of trust securities will be made and the applicable redemption price will be payable on the redemption date only to the extent that the trust has funds legally available for the payment of the applicable redemption price. See also "--Subordination of Trust Common Securities."

    If the trust gives a notice of redemption in respect of the trust preferred securities, then, by 12:00 noon, New York City time, on the redemption date, to the extent funds are legally available, with respect to the trust preferred securities held by The Depository Trust Company, or DTC, or its nominees, the property trustee will deposit with DTC funds sufficient to pay the applicable redemption price. See "--Form, Denomination, Book-Entry Procedures and Transfer." With respect to the trust preferred securities held in certificated form, the property trustee, to the extent funds are legally available, will deposit with the paying agent for the trust preferred securities funds sufficient to pay the

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
applicable redemption price and will give such paying agent irrevocable instructions and authority to pay the applicable redemption price to the holders of the trust preferred securities upon surrender of their certificates evidencing the trust preferred securities. See "--Payment and Paying Agency." Notwithstanding the foregoing, distributions payable on or prior to the redemption date shall be payable to the holders of such trust preferred securities on the relevant record dates for the related distribution dates. If notice of redemption has been given and funds are deposited as required, then upon the date of such deposit, all rights of the holders of the trust preferred securities called for redemption will cease, except the right of the holders of the trust preferred securities to receive the applicable redemption price, and the trust preferred securities will cease to be outstanding.

    If any redemption date of trust preferred securities is not a business day, then the redemption price will be paid on the next succeeding day that is a business day. If the next succeeding business day falls in the next calendar year, then the required payment will be made on the immediately preceding business day. If payment of the redemption price is improperly withheld or refused and not paid either by the trust or by us pursuant to the guarantee:

    - distributions on trust preferred securities will continue to accumulate at the then applicable rate, from the redemption date originally established by the trust to the date the redemption price is actually paid; and

    - the actual payment date will be the redemption date for purposes of calculating the applicable redemption price.

    Our subsidiaries or we may, subject to applicable law, from time to time purchase outstanding trust preferred securities by tender, in the open market or by private agreement.

    The trust may not redeem fewer than all of the outstanding trust preferred securities unless all accumulated and unpaid distributions have been paid on all trust preferred securities for all semi-annual distribution periods terminating on or prior to the redemption date. If less than all of the issued trust preferred securities and trust common securities are to be redeemed on a redemption date, then the aggregate amount of such trust preferred securities and trust common securities to be redeemed shall be allocated pro rata among the trust preferred securities and the trust common securities. The property trustee will select on a pro rata basis the particular outstanding trust preferred securities to be redeemed not more than 60 days prior to the redemption date, by such method as the property trustee shall deem fair and appropriate. The property trustee will promptly notify the trust registrar in writing of the trust preferred securities selected for redemption and, in the case of any trust preferred security selected for partial redemption, the liquidation amount to be redeemed. For all purposes of the trust agreement, unless the context otherwise requires, all provisions relating to the redemption of trust preferred securities will relate, in the case of any trust preferred security redeemed or to be redeemed only in part, to the portion of the aggregate liquidation amount of trust preferred securities which has been or is to be redeemed.

    Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of trust securities at its registered address. Unless we default in payment of the applicable redemption price on, or in the repayment of, the trust debentures, on and after the redemption date distributions will cease to accrue on the trust securities called for redemption.

EXCHANGE

    If at any time we or any of our affiliates hold any trust preferred securities, we may deliver to the property trustee all or any portion of such trust preferred securities as we elect and receive, in exchange therefore, a like amount of debentures. Such election

    - will be exercisable effective on any date of distribution upon delivery by us or our affiliate to the property trustee of written notice of such election specifying the liquidation amount of trust preferred securities with respect to which such election is being made and the date of distribution on which such exchange will occur, which distribution date shall be not less than ten business days after the date of receipt by the property trustee of such election notice, and

    - will be conditioned upon us or our affiliate having delivered or caused to be delivered to the property trustee or its designee the trust preferred securities which are the subject of such election by 10:00 a.m., New York time, on the distribution date on which such exchange is to occur.

After the exchange, such trust preferred securities will be canceled and will no longer be deemed to be outstanding and all rights of ours or our affiliates with respect to such trust preferred securities will cease.

    In the case of an exchange described in the preceding paragraph, the trust will, on the date of such exchange, exchange debentures having a principal amount equal to a proportional amount of the aggregate liquidation amount of the outstanding trust common securities, based on the ratio of the aggregate liquidation amount of the trust preferred securities exchanged pursuant to the preceding paragraph divided by the aggregate liquidation amount of the trust preferred securities outstanding immediately prior to such exchange, for such proportional amount of trust common securities held by us (which contemporaneously will be canceled and no longer be deemed to be outstanding); provided, that we deliver or cause to be delivered to the property trustee or its designee the required amount of trust common securities to be exchanged by 10:00 a.m., New York time, on the date of distribution on which such exchange is to occur.

LIQUIDATION OF THE TRUST AND DISTRIBUTION OF TRUST DEBENTURES

    The trust shall automatically dissolve upon the first to occur of:

    - our bankruptcy, dissolution or liquidation;

    - the distribution of a Like Amount of the trust debentures to the holders of the trust securities, if we have directed the property trustee in writing to dissolve the trust;

    - the expiration of the term of the trust;

    - redemption of all of the trust preferred securities as described under "--Redemption"; and

    - the entry of an order for dissolution of the trust by a court of competent jurisdiction.

We have the right at any time to dissolve the trust and, after satisfaction of liabilities to creditors of the trust, cause the trust debentures to be distributed to the holders of the trust securities in liquidation of the trust. This right is subject to the administrative trustees having received an opinion of counsel to the effect that such distribution will not be a taxable event to holders of trust preferred securities.

    If a dissolution occurs as described in the first three bullet points in the preceding paragraph, the trust will be liquidated by the administrative trustees as expeditiously as possible. After satisfaction of liabilities to the trust's creditors, the administrative trustees will distribute to the holders of the trust securities a Like Amount of the trust debentures, unless such distribution is determined by the property trustee not to be practicable. In such case, the holders will be entitled to receive pro rata out of the assets of the trust legally available for distribution to holders an amount equal to the aggregate of the liquidation amount plus accumulated and unpaid distributions thereon to the date of payment. If this liquidation distribution can be paid only in part because the trust has insufficient assets on hand legally available to pay in full the aggregate liquidation distribution, then the amount payable directly by the trust on the trust securities will be paid on a pro rata basis, except that if a debenture event of default has occurred and is continuing, the trust preferred securities shall have a priority over the trust common securities. See "--Subordination of Trust Common Securities."

    If we elect not to prepay the trust debentures before maturity in accordance with their terms and either elect not to or are unable to dissolve and liquidate the trust and distribute the trust debentures to holders of the trust securities, the trust securities will remain outstanding until the repayment of the trust debentures on the stated maturity date.

    After the liquidation date is fixed for any distribution of trust debentures to holders of the trust securities,

    - the trust securities will no longer be deemed to be outstanding;

    - DTC or its nominee will receive, in respect of each registered global certificate, if any, representing trust securities and held by it, a registered global certificate or certificates representing the trust debentures to be delivered upon such distribution; and

    - any certificates representing trust securities not held by DTC or its nominee will be deemed to represent trust debentures having a principal amount equal to the liquidation amount of such trust securities, and bearing accrued and unpaid interest in an amount equal to the accumulated and unpaid distributions on such trust securities until such certificates are presented to the administrative trustees or their agent for cancellation. We will then issue to such holder, and the debenture trustee will authenticate, a certificate representing such trust debentures.

SUBORDINATION OF TRUST COMMON SECURITIES

    Payment of distributions on, and the redemption price of, the trust securities will be made pro rata based on the liquidation amount of the trust securities. However, if on any distribution date or redemption date a debenture event of default has occurred and is continuing, no payment of any distribution on, or applicable redemption price of, any of the trust common securities, and no other payment on account of the redemption, liquidation or other acquisition of the trust common securities, will be made unless payment in full in cash of all accumulated and unpaid distributions on all of the outstanding trust preferred securities for all distribution periods terminating on or prior thereto, or in the case of payment of the applicable redemption price the full amount of such redemption price, shall have been made or provided for, and all funds available to the property trustee shall first be applied to the payment in full in cash of all distributions on, or redemption price of, the trust preferred securities then due and payable.

    In the case of any event of default under the trust agreement, we, as holder of the trust common securities, will be deemed to have waived any right to act with respect to such event of default until the effect of such event of default with respect to the trust preferred securities is cured, waived or otherwise eliminated. Until any such event of default is so cured, waived or otherwise eliminated, the property trustee will act solely on behalf of the holders of the trust preferred securities and not on behalf of us, as holder of the trust common securities, and only the holders of the trust preferred securities will have the right to direct the property trustee to act on their behalf.

TRUST AGREEMENT EVENTS OF DEFAULT; NOTICE

    The occurrence of a debenture event of default constitutes an event of default under the trust agreement. See "Description of Trust
Debentures-Debenture Events of Default."

    Within ninety days after the occurrence of any trust agreement event of default actually known to the property trustee, the property trustee will transmit notice of such default to the holders of the trust preferred securities, the administrative trustees and us, unless such default is cured or waived. We are required to file annually with the property trustee a certificate as to whether or not we are in compliance with all the conditions and covenants under the trust agreement. The administrative trustees are also burdened by a similar reporting obligation.

    Upon the occurrence of a trust agreement event of default, the debenture trustee or the property trustee as the holder of the trust debentures will have the right under the debenture indenture to declare the principal of and interest on the trust debentures to be immediately due and payable.

    If a trust agreement event of default occurs and is continuing, then the holders of a majority in aggregate liquidation amount of trust preferred securities have the right to direct the exercise of any trust or power conferred upon the property trustee under the trust agreement, including the right to direct the property trustee under the trust agreement to exercise the remedies available to it as holder of the trust debentures. If the property trustee fails to enforce its rights with respect to the trust debentures held by the trust, any record holder of trust preferred securities may, to the fullest extent permitted by law, institute legal proceedings directly against us to enforce the property trustee's rights under such trust debentures without first instituting any legal proceedings against such property trustee or any other person or entity. In addition, if a trust agreement event of default has occurred and is continuing and such event is attributable to our failure to pay interest, principal or other required payments on the trust debentures issued to the trust on the date such interest, principal or other payment is otherwise payable, then a record holder of trust preferred securities may, on or after the respective due dates specified in the trust debentures, institute a proceeding directly against us for enforcement of payment on trust debentures having a principal amount equal to the aggregate liquidation amount of the trust preferred securities held by such holder. In connection with such an action, we will be subrogated to the rights of such record holder of trust preferred securities to the extent of any payment made by us to such record holder of trust preferred securities.

    If a debenture event of default has occurred and is continuing, the trust preferred securities shall have a preference over the trust common securities as described above under "--Liquidation of the Trust and Distribution of Trust Debentures" and "--Subordination of Trust Common Securities."

REMOVAL OF ISSUER TRUSTEES

    Unless a debenture event of default occurs and is continuing, any issuer trustee may be removed at any time by the holder of the trust common securities. If a debenture event of default has occurred and is continuing, the property trustee and the Delaware trustee may be removed at such time by the holders of a majority in liquidation amount of the outstanding trust preferred securities. In no event will the holders of the trust preferred securities have the right to vote to appoint, remove or replace the administrative trustees, which voting rights are vested exclusively in the holder of the trust common securities. No resignation or removal of an issuer trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the trust agreement.

MERGERS, CONSOLIDATIONS, AMALGAMATIONS OR REPLACEMENTS OF THE TRUST

    The trust may not merge with or into, convert into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any corporation or other person, except as described below or as otherwise described under "--Liquidation of the Trust and Distribution of Trust Debentures." The trust may, at our request and with the consent of the administrative trustees but without the consent of the holders of the trust preferred securities, the Delaware trustee or the property trustee, merge with or into, convert into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to a trust organized as such under the laws of any State; provided that:

    - such successor entity either:

       - expressly assumes all of the obligations of the trust with respect to the trust securities and the trust agreement; or

       - substitutes for the trust securities other securities having substantially the same terms as the trust securities (referred to in this prospectus as the "Successor Securities") so long as the Successor Securities rank the same as the trust securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise;

    - we expressly appoint a trustee of such successor entity possessing the same powers and duties as the property trustee as the holder of the trust debentures;

    - the Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the trust securities are then listed or quoted, if any;

    - if the trust preferred securities (including any Successor Securities) are rated by any nationally recognized statistical rating organization prior to such transaction, such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the trust preferred securities (including any Successor Securities) or, if the trust debentures are so rated, the trust debentures, to be downgraded by any such nationally recognized statistical rating organization;

    - such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the trust securities (including any Successor Securities) in any material respect;

    - such successor entity has a purpose substantially identical to that of the trust;

    - prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, we have received an opinion from independent counsel to the trust experienced in such matters to the effect that:

       - such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the trust securities (including any Successor Securities) in any material respect; and

       - following such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease,

       - neither the trust nor such successor entity will be required to register as an investment company under the Investment Company Act; and

       - the trust or the successor entity will continue to be classified as a grantor trust for United States federal income tax purposes;

    - we or any permitted successor or assignee own all of the trust common securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the guarantee and the common guarantee; and

    - there shall have been furnished to the property trustee an officer's certificate and an opinion of counsel, each to the effect that all conditions precedent in the trust agreement to such transaction have been satisfied.

    Notwithstanding the foregoing, the trust will not, except with the consent of holders of 100% in liquidation amount of the trust securities, consolidate, amalgamate, merge with or into, convert into, or

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be replaced by or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to, any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the trust or the successor entity not to be classified as a grantor trust for United States federal income tax purposes or would cause the holders of the trust securities not to be treated as owning an undivided interest in the trust debentures.

VOTING RIGHTS; AMENDMENT OF THE TRUST AGREEMENT

    Except as provided above under "--Mergers, Consolidations, Amalgamations or Replacements of the Trust" and below under "Description of Guarantee-Amendments and Assignment" and as otherwise required by law and the trust agreement, the holders of the trust preferred securities will have no voting rights.

    The trust agreement may be amended from time to time by us and the administrative trustees, without the consent of the holders of the trust securities:

    - to cure any ambiguity, correct or supplement any provisions in the trust agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the trust agreement, which shall not be inconsistent with the other provisions of the trust agreement; or

    - to modify, eliminate or add to any provisions of the trust agreement to such extent as shall be necessary to ensure that the trust will be classified for United States federal income tax purposes as a grantor trust at all times that any trust securities are outstanding or to ensure that the trust will not be required to register as an "investment company" under the Investment Company Act;

    - pursuant to Section 5.7 of the trust agreement, to evidence the acceptance of the appointment of a successor Trustee or to fill a vacancy created by an increase in the number of Administrative Trustees.

provided, however, that in each such case the interests of the holders of the trust securities shall not be adversely affected in any material respect. Any amendments of the trust agreement pursuant to the foregoing shall become effective once notice is given to the holders of the trust securities.

    We and the administrative trustees may amend the trust agreement:

    - with the consent of holders representing a majority (based upon liquidation amount) of the outstanding trust securities; and

    - upon receipt by the issuer trustees of an opinion of counsel experienced in such matters to the effect that such amendment or the exercise of any power granted to the issuer trustees in accordance with such amendment will not affect the trust's status as a grantor trust for United States federal income tax purposes or the trust's exemption from status as an "investment company" under the Investment Company Act.

    However, without the consent of each holder of trust securities, the trust agreement may not be amended to:

    - change the amount or timing of any distribution on the trust securities or otherwise adversely affect the amount of any distribution required to be made in respect of the trust securities as of a specified date; or

    - restrict the right of a holder of trust securities to institute suit for the enforcement of any such payment on or after such date.

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    So long as any trust debentures are held by the trust, the issuer trustees will not:

    - direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or executing any trust or power conferred on the debenture trustee with respect to the trust debentures;

    - waive any past defaults under the indenture;

    - exercise any right to rescind or annul a declaration of acceleration of the maturity of the principal of the trust debentures; or

    - consent to any amendment, modification or termination of the indenture or the trust debentures, where such consent shall be required, without, in each case, obtaining the prior approval of the holders of a majority in liquidation amount of all outstanding trust preferred securities.

However, where a consent under the indenture would require the consent of each holder of trust debentures affected thereby, no such consent shall be given by the property trustee without the prior consent of each holder of the trust preferred securities. The issuer trustees will not revoke any action previously authorized or approved by a vote of the holders of the trust preferred securities except pursuant to a subsequent vote of such holders. The property trustee shall notify each holder of trust preferred securities of any notice of default that it receives with respect to the trust debentures. In addition to obtaining the foregoing approvals of the holders of the trust preferred securities, prior to taking any of the foregoing actions, the issuer trustees shall obtain an opinion of counsel experienced in such matters to the effect that the trust will not fail to be classified as a grantor trust for United States federal income tax purposes on account of such action.

    Any required approval of holders of trust preferred securities may be given at a meeting of such holders convened for such purpose or pursuant to written consent (without prior notice). The property trustee will cause a notice of any meeting at which holders of trust preferred securities are entitled to vote to be given to each holder of record of trust preferred securities in the manner set forth in the trust agreement.

    No vote or consent of the holders of trust preferred securities will be required for the trust to redeem and cancel the trust preferred securities in accordance with the trust agreement.

    Notwithstanding that holders of the trust preferred securities are entitled to vote or consent under any of the circumstances described above, any of the trust preferred securities that we own, the issuer trustees or any of our affiliates or any affiliate of the issuer trustee shall not be entitled to vote or consent and shall, for purposes of such vote or consent, be treated as if they were not outstanding.

PAYMENT AND PAYING AGENCY

    Payments in respect of trust preferred securities held in global form will be made to the depository, which shall credit the relevant accounts at the depository on the applicable distribution dates, or in respect of trust preferred securities that are not held by the depository, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the register. The paying agent will initially be the property trustee or an affiliate of the property trustee and any co-paying agent chosen by the property trustee and acceptable to the administrative trustees and us. The paying agent will be permitted to resign as paying agent upon 30 days' written notice to the property trustee, the administrative trustees and us. If the property trustee or an affiliate of the property trustee is no longer the paying agent, the administrative trustees will appoint a successor (which will be a bank or trust company acceptable to the administrative trustees and us) to act as paying agent.

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
FORM, DENOMINATION, BOOK-ENTRY PROCEDURES AND TRANSFER

    Unless otherwise specified in the applicable prospectus supplement, the trust preferred securities will be in registered, global form. The global trust preferred securities will be deposited upon issuance with DTC, in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

    A global preferred security may not be transferred as a whole except by DTC to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the global trust preferred securities shall be transferred and exchanged through the facilities of DTC. Beneficial interests in the global trust preferred securities may not be exchanged for trust preferred securities in certificated form except in the limited circumstances described below. See "--Exchange of Book-Entry Trust Preferred Securities for Certificated Trust Preferred Securities."

DEPOSITARY PROCEDURES

    DTC has advised the trust and us that DTC is a limited-purpose trust company organized under the New York banking law, a "banking organization" within the meaning of the New York banking law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of
Section 17A of the Securities Exchange Act of 1934, as amended. DTC holds securities deposited with it by its participants and facilitates the settlement of transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of security certificates. DTC's participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Persons who are not participants may beneficially own securities held by or on behalf of DTC only through the participants or the indirect participants of DTC. The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of the participants and indirect participants.

    DTC has also advised the trust and us that it has established procedures to provide that:

    - upon deposit of the global trust preferred securities, DTC will credit the accounts of participants designated by the exchange agent with portions of the liquidation amount of the global trust preferred securities; and

    - ownership of such interests in the global trust preferred securities will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC (with respect to the participants) or by the participants and indirect participants (with respect to other owners of beneficial interests in the global trust preferred securities).

    Investors in the global trust preferred securities may hold their interests therein directly through DTC if they are participants in such system, or indirectly through organizations, which are participants in such system. All interests in a global preferred security will be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream Banking, Societe Anonyme, may also be subject to the procedures and requirements of such system. The laws of some states require that certain persons take physical delivery in certificated form of securities that they own. Consequently, the ability to transfer beneficial interests in a global preferred security to such persons will be limited to that extent. Because DTC can act only on behalf of participants, which in turn act on behalf of indirect participants and certain banks, the ability of a person having beneficial interests in a global preferred security to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests. For certain other restrictions on the transferability of the trust preferred securities, see "--Exchange of Book-Entry Trust Preferred Securities for Certificated Trust Preferred Securities."

    Except as described below, owners of interests in the global trust preferred securities will not have trust preferred securities registered in their name, will not receive physical delivery of trust preferred securities in certificated form and will not be considered the registered owners or holders thereof under the trust agreement for any purpose.

    Payments in respect of each global preferred security registered in the name of DTC or its nominee will be payable by the property trustee to DTC in its capacity as the registered holder under the trust agreement. Under the terms of the trust agreement, the property trustee will treat the persons in whose names the trust preferred securities, including the global trust preferred securities, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither the property trustee nor any agent thereof has or will have any responsibility or liability for:

    - any aspect of DTC's records or any participant's or indirect participant's records relating to or payments made on account of beneficial ownership interests in the global trust preferred securities, or for maintaining, supervising or reviewing any of DTC's records or any participant's or indirect participant's records relating to the beneficial ownership interests in the global trust preferred securities; or

    - any other matter relating to the actions and practices of DTC or any of its participants or indirect participants.

    DTC has advised the trust and us that its current practice, upon receipt of any payment in respect of securities such as the trust preferred securities, is to credit the accounts of the relevant participants with the payment on the payment date, in amounts proportionate to their respective holdings in liquidation amount of beneficial interests in the relevant security as shown on the records of DTC unless DTC has reason to believe it will not receive payment on such payment date. Payments by the participants and the indirect participants to the beneficial owners of trust preferred securities represented by global trust preferred securities will be governed by standing instructions and customary practices and will be the responsibility of the participants or the indirect participants and will not be the responsibility of DTC, the property trustee, the trust or us. None of the trust, us or the property trustee will be liable for any delay by DTC or any of its participants in identifying the beneficial owners of the trust preferred securities, and we, the trust and the property trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

    Interests in the global trust preferred securities will trade in DTC's Same-Day Funds Settlement System and secondary market trading activity in such interests will therefore settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its participants. Transfers between participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds.

    DTC has advised the trust and us that it will take any action permitted to be taken by a holder of trust preferred securities only at the direction of one or more participants to whose account with DTC interests in the global trust preferred securities are credited and only in respect of such portion of the liquidation amount of the trust preferred securities as to which such participant or participants has or have given such direction. However, if there is an event of default under the trust agreement, DTC reserves the right to exchange the global trust preferred securities for trust preferred securities in certificated form and to distribute such trust preferred securities to its participants.

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
    The information in this section concerning DTC and its book-entry system has been obtained from sources that the trust and we believe to be reliable, but neither the trust nor we take responsibility for the accuracy thereof.

    Although DTC has agreed to the foregoing procedures to facilitate transfers of interest in the global trust preferred securities among participants in DTC, they are under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. None of the trust, us or the property trustee will have any responsibility for the performance by DTC or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

EXCHANGE OF BOOK-ENTRY TRUST PREFERRED SECURITIES FOR CERTIFICATED TRUST
  PREFERRED SECURITIES

    A global preferred security is exchangeable for trust preferred securities in certificated form if:

    - DTC notifies the trust that it is unwilling or unable to continue as depository for the global preferred security or has ceased to be a clearing agency registered under the Exchange Act, and the trust fails to appoint a successor depository within 90 days;

    - we, on behalf of the trust, in our sole discretion elect to cause the issuance of the trust preferred securities in certificated form; or

    - there shall have occurred and be continuing a trust agreement event of default.

    In addition, beneficial interests in a global preferred security may be exchanged for certificated trust preferred securities upon request but only upon at least 20 days' prior written notice given to the property trustee by or on behalf of DTC in accordance with customary procedures. In all cases, certificated trust preferred securities delivered in exchange for any global preferred security or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depository (in accordance with its customary procedures).

REGISTRAR AND TRANSFER AGENT

    The property trustee will act as registrar and transfer agent for the trust preferred securities.

    Registration of transfers of the trust preferred securities will be effected without charge by or on behalf of the trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The trust will not be required to register or cause to be registered the transfer of the trust preferred securities after they have been called for redemption.

INFORMATION CONCERNING THE PROPERTY TRUSTEE

    The property trustee, other than during the occurrence and continuance of a trust agreement event of default, will perform only such duties as are specifically set forth in the trust agreement and, during the existence of a trust agreement event of default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. The property trustee is under no obligation to exercise any of the powers vested in it by the trust agreement at the request of any holder of trust securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. If no trust agreement event of default has occurred and is continuing and the property trustee is required to decide between alternative courses of action, construe ambiguous provisions in the trust agreement or is unsure of the application of any provision of the trust agreement, and the matter is not one on which holders of the trust preferred securities or the trust common securities are entitled under the trust agreement to vote, then the property trustee shall take such action as is directed by us and, if not so directed, shall take such action as it deems advisable

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and in the best interests of the holders of the trust securities and will have no liability except for its own bad faith, negligence or willful misconduct.

    BNY Midwest Trust Company will serve as the property trustee, the debenture trustee and the guarantee trustee. The Bank of New York (Delaware) will serve as the Delaware trustee. We, as well as certain of our subsidiaries, from time to time borrow money from, and maintain deposit accounts and conduct certain banking transactions with affiliates of these entities in the ordinary course of our business.

MISCELLANEOUS

    The administrative trustees are authorized and directed to conduct the affairs of and to operate the trust in such a way that the trust will not be deemed to be an "investment company" required to be registered under the Investment Company Act or classified as an association taxable as a corporation for United States federal income tax purposes and so that the trust debentures will be treated as our indebtedness for United States federal income tax purposes. In this connection, we and the administrative trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the trust or the trust agreement, that we and the administrative trustees determine in our discretion is necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the trust Securities.

    The trust agreement and the trust preferred securities will be governed by and construed in accordance with the internal laws of the State of Delaware.

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                        DESCRIPTION OF TRUST DEBENTURES

    The trust debentures will be issued under a debenture indenture, as supplemented or amended from time to time, to be entered into between us and BNY Midwest Trust Company, as debenture trustee. The form of debenture indenture will be filed with the SEC. The debenture indenture has been qualified under the Trust Indenture Act. This summary of certain terms and provisions of the trust debentures and the debenture indenture does not purport to be complete and is subject to and is qualified in its entirety by reference to the debenture indenture and those terms made a part of the debenture indenture by the Trust Indenture Act.

GENERAL

    The trust will invest the proceeds obtained from any issuance of trust preferred securities, together with the consideration paid by us for the trust common securities, in trust debentures issued by us. The trust debentures will bear interest from the same date and at the same rate as the trust preferred securities. It is anticipated that, until the liquidation, if any, of the trust, each trust debenture will be held in the name of the property trustee in trust for the benefit of the holders of the trust securities.

    The trust debentures will be issued in denominations of $1,000 and integral multiples thereof. The trust debentures will mature on the date provided.

    The trust debentures will rank equally with all other debentures and will be unsecured, subordinate, and junior in right of payment to all Senior Indebtedness to the extent and in the manner set forth in the debenture indenture.

SUBORDINATION

    In the debenture indenture, we have covenanted and agreed that any trust debentures issued under the debenture indenture will be subordinate and junior in right of payment to all Senior Indebtedness. Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, or in connection with any insolvency, receivership or bankruptcy proceeding with respect to us, all Senior Indebtedness must be paid in full before the holders of trust debentures will be entitled to receive or retain any payment in respect thereof.

    In the event of the acceleration of the maturity of trust debentures, the holders of all Senior Indebtedness outstanding at the time of such acceleration will first be entitled to receive payment in full of such Senior Indebtedness before the holders of trust debentures will be entitled to receive or retain any payment in respect of the trust debentures.

    No payments on account of principal, or premium, or interest, if any, in respect of the trust debentures may be made if a default in any payment with respect to Senior Indebtedness has occurred and is continuing, or an event of default with respect to any Senior Indebtedness resulting in the acceleration of the maturity thereof, or if any judicial proceeding shall be pending with respect to any such default.

    "Indebtedness" is defined in the debenture indenture as, and is used in this section of the prospectus to mean:

    - all of our obligations for money borrowed;

    - all of our obligations evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses;

    - all of our reimbursement obligations with respect to letters of credit, banker's acceptances or similar facilities issued for our account;

                                       44
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    - all of our obligations issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business);

    - all of our capital lease obligations;

    - all our indebtedness, whether incurred on or prior to the date of the debenture indenture or thereafter incurred, for claims in respect of derivative products, including interest rate, foreign exchange rate and commodity forward contracts, options and swaps and similar arrangements; and

    - every obligation of the type referred to in the preceding bullet points of another person and all dividends of another person the payment of which, in either case, we have guaranteed or are responsible or liable, directly or indirectly, as obligor or otherwise.

    "Indebtedness Ranking on a Parity with the Trust Debentures" is defined in the debenture indenture as, and is used in this section of the prospectus to mean:

    - Indebtedness, whether outstanding on the date of execution of the debenture indenture or thereafter created, assumed or incurred, to the extent such Indebtedness specifically by its terms ranks equally with and not prior to the trust debentures in right of payment upon the happening of our dissolution or winding-up or liquidation or reorganization; and

    - all other debt securities, and guarantees in respect of those debt securities (including other debentures and other guarantees), issued to any other trust, or a trustee of such trust, partnership or other entity affiliated with us that is our financing vehicle in connection with the issuance by such financing vehicle of equity securities that are similar to the trust preferred securities or other securities guaranteed by us.

The securing of any Indebtedness, otherwise constituting Indebtedness Ranking on a Parity with the Trust Debentures, will not be deemed to prevent such Indebtedness from constituting Indebtedness Ranking on a Parity with the Trust Debentures.

    "Indebtedness Ranking Junior to the Trust Debentures" in the debenture indenture as, and is used in this section of the prospectus to mean any Indebtedness, whether outstanding on the date of execution of the debenture indenture or thereafter created, assumed or incurred, to the extent such Indebtedness specifically by its terms ranks junior to and not equally with or prior to the trust debentures (and any other Indebtedness Ranking on a Parity with the Trust Debentures) in right of payment upon the happening of the our dissolution or winding-up or liquidation or reorganization. The securing of any Indebtedness, otherwise constituting Indebtedness Ranking Junior to the Trust Debentures will not be deemed to prevent such Indebtedness from constituting Indebtedness Ranking Junior to the Trust Debentures.

    "Senior Indebtedness" is defined in the debenture indenture as, and is used in this section of the prospectus to mean all Indebtedness, whether outstanding on the date of execution of the debenture indenture or thereafter created, assumed or incurred, except Indebtedness Ranking on a Parity with the Trust Debentures or Indebtedness Ranking Junior to the Trust Debentures, and any deferrals, renewals or extensions of such Senior Indebtedness.

CANCELLATION

    All debentures surrendered for payment, redemption, transfer or exchange shall, if surrendered to any person, other than the debenture trustee, be delivered to the debenture trustee, and any such debentures and debentures surrendered directly to the debenture trustee for any such purpose shall be promptly canceled by it. We may at any time deliver to the debenture trustee for cancellation any debentures previously authenticated and delivered hereunder which we may have acquired in any

                                       45
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manner whatsoever, and all debentures so delivered shall be promptly canceled by the debenture trustee.

OPTION TO EXTEND INTEREST PAYMENT DATE

    So long as no debenture event of default has occurred and is continuing, we will have the right under the debenture indenture at any time and from time to time during the term of the trust debentures to defer the payment of interest for a period not exceeding 10 consecutive semi-annual periods. However, no deferral period shall end on a date other than an interest payment date or extend beyond the stated maturity date. At the end of such deferral period, we must pay all interest then accrued and unpaid.

    During any such deferral period, we may not, and will not permit any of our subsidiaries to:

    - declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of our capital stock (other than

       - dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, common stock;

       - any declaration of a dividend in connection with the implementation of a shareholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto;

       - as a result of a reclassification of our capital stock or the exchange or conversion of one class or series of our capital stock for another class or series of our capital stock;

       - the purchase of fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged; and

       - purchases of common stock related to the issuance of common stock or rights under any of our benefit plans for our directors, officers or employees or any of our dividend reinvestment plans);

    - make any payment of principal of, or premium, if any, or interest on or repay, repurchase or redeem any of our debt securities (including other debentures) that rank PARI PASSU with or junior in right of payment to the trust debentures; or

    - make any guarantee payments (other than payments under the guarantee) with respect to any guarantee by us of the debt securities of any of our subsidiaries (including other guarantees) if such guarantee ranks PARI PASSU with or junior in right of payment to the trust debentures.

    Prior to the termination of any deferral period, we may further extend such deferral period, so long as such extension does not cause such deferral period to exceed 10 consecutive semi-annual periods, end on a date other than an interest payment date or extend beyond the stated maturity date. Upon the termination of any deferral period and the payment of all amounts then due on any interest payment date, we may elect to begin a new deferral period, subject to the above requirements. No interest shall be due and payable during a deferral period, except at the end thereof. We must give the property trustee, the administrative trustees and the debenture trustee notice of our election to defer payment of interest on the trust debentures at least five business days prior to the earlier of:

    - the date the distributions on the trust securities would have been payable except for the election to begin or extend such deferral period; or

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    - the date the administrative trustees are required to give notice to any securities exchange or to holders of capital securities of the record date or the date such distributions are payable, but in any event not less than five business days before such record date.

    The property trustee shall give notice of our election to begin or extend a new deferral period to the holders of the trust preferred securities. There is no limitation on the number of times that we may elect to begin a deferral period. Accordingly, there could be multiple deferral periods of varying lengths throughout the term of the trust debentures.

OPTIONAL PREPAYMENT

    The trust debentures may be prepayable, in whole at any time or in part from time to time, at our option at a prepayment price to the extent and as set forth in a prospectus supplement.

SPECIAL EVENT PREPAYMENT

    If a Special Event occurs and is continuing, we may, at our option, prepay the trust debentures in whole (but not in part) at any time within 90 days of the occurrence of such Special Event, at a prepayment price equal to 100% of the principal amount of the trust debentures to be redeemed plus accrued and unpaid interest thereon (including Additional Sums, if any) to the date of redemption.

    A "Special Event" means a Tax Event or an Investment Company Event.

    "Investment Company Event" means the receipt by the trust and us of an opinion of counsel from counsel experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or a written change (including any announced prospective change) in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, which amendment or change is effective or which pronouncement or decision is announced on or after the date of original issuance of the trust preferred securities, there is more than an insubstantial risk that the trust is or will be considered an "investment company" that is required to be registered under the Investment Company Act, which change or prospective change becomes effective or would become effective, as the case may be, on or after the date of the original issuance of the trust preferred securities.

    A "Tax Event" means the receipt by us and the trust of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any amendment or change in any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement or decision is announced on or after the issue date, there is more than an insubstantial risk that

    - the trust is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to income received or accrued on the trust debentures,

    - interest payable by us on the trust debentures is not, or within 90 days of the date of such opinion will not be, deductible by us, in whole or in part, for United States federal income tax purposes, or

    - the trust is, or will be within 90 days of the date of such opinion, subject to more than a DE MINIMIS amount of other taxes, duties or other governmental charges.

    Notice of any prepayment will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of trust debentures to be prepaid at its registered address. Unless we default in payment of the prepayment price, on and after the prepayment date interest ceases to accrue on such trust debentures called for prepayment.

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ADDITIONAL SUMS

    If the trust is required to pay any additional taxes, duties or other governmental charges as a result of a Tax Event, we will pay as additional amounts on the trust debentures such additional amounts as may be necessary in order that the amount of distributions then due and payable by the trust on the outstanding trust securities shall not be reduced as a result of any such additional taxes, duties and other governmental charges.

CERTAIN COVENANTS

    We covenant in the debenture indenture that if and so long as the trust is the holder of all trust debentures, we, as borrower, will pay to the trust all fees and expenses related to the trust and the offering of the trust securities and will pay, directly or indirectly, all ongoing costs, expenses and liabilities of the trust (including any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States or any domestic taxing authority upon the trust but excluding obligations under the trust securities).

    We also covenant that we will not, and will not permit any subsidiary to:

    - declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of our capital stock (subject to certain exceptions);

    - make any payment of principal, interest or premium, if any, on or repay or repurchase or redeem any of our debt securities (including other debentures) that rank PARI PASSU with or junior in right of payment to the trust debentures; or

    - make any guarantee payments (other than payments under the guarantee) with respect to any guarantee by us of the debt securities of any of our subsidiaries (including under other guarantees) if such guarantee ranks PARI PASSU or junior in right of payment to the trust debentures, if at such time

       - there shall have occurred any event of which we have actual knowledge that (1) with the giving of notice or the lapse of time, or both, would be a debenture event of default and (2) in respect of which we do not take reasonable steps to cure,

       - a debenture event of default has occurred and is continuing,

       - if such trust debentures are held by the property trustee, we will be in default with respect to our payment of any obligations under the guarantee or

       - we have given notice of our election of a deferral period as provided in the indenture, or such deferral period, or any extension thereof, shall have commenced and be continuing.

    So long as the trust preferred securities remain outstanding, we also covenant:

    - to maintain 100% direct or indirect ownership of the trust common securities; provided, however, that any successor to us is permitted under the indenture to succeed to our ownership of such trust common securities;

    - to use our reasonable efforts to cause the trust:

       - to remain a statutory business trust, except in connection with the distribution of trust debentures to the holders of trust securities in liquidation of the trust, the redemption of all of the trust securities, or certain mergers, consolidations or amalgamations, each as permitted by the trust agreement; and

       - to otherwise continue to be treated as a grantor trust and not an association taxable as a corporation for United States federal income tax purposes; and

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    - to use our reasonable efforts to cause each holder of trust securities to be treated as owning an undivided beneficial interest in the trust debentures.

MODIFICATION OF INDENTURE

    From time to time we and the debenture trustee may, without the consent of the holders of trust debentures, amend the debenture indenture for specified purposes, including, among other things, to cure any ambiguity or to correct or supplement any provision contained in the debenture indenture or any supplemental indenture which is defective or inconsistent with any other provision contained therein (provided that any such action does not materially adversely affect the interest of the holders of trust debentures) and qualifying, or maintaining the qualification of, the debenture indenture under the Trust Indenture Act.

    The debenture indenture contains provisions permitting us and the debenture trustee, with the consent of the holders of a majority in aggregate principal amount of trust debentures, to amend the debenture indenture in a manner affecting the rights of the holders of trust debentures. However, no such modification may, without the consent of the holders of each outstanding trust debenture so affected:

    - change the stated maturity, or reduce the rate of interest or extend the time of payment of interest thereon except pursuant to our right under the debenture indenture to defer the payment of interest as provided therein (see "--Option to Extend Interest Payment Date") or reduce the principal amount or the amount of premium on, the trust debentures or reduce the amount payable on redemption thereof or make the principal of, or interest or premium on, the trust debentures payable in any coin or currency other than that provided in the trust debentures, or impair or affect the right of any holder of trust debentures to institute suit for the payment thereof;

    - modify the provisions of the indenture with respect to the subordination of the trust debentures in a manner adverse to the holders;

    - reduce the percentage of principal amount of trust debentures, the holders of which are required to consent to any such modification of the debenture indenture, or are required to consent to any waiver provided for in the debenture indenture; or

    - modify certain other provisions of the debenture indenture relating to amendments and waivers of holders.

    Notwithstanding the preceding, if the trust debentures are held by the trust, an amendment will not be effective until the holders of a majority in liquidation amount of the trust securities have consented to the amendment. Further, if the consent of the holders of each trust security is required, an amendment will not be effective until each holder of the trust securities has consented to such amendment.

DEBENTURE EVENTS OF DEFAULT

    The debenture indenture provides that any one or more of the following described events with respect to the trust debentures constitute an event of default, referred to in this prospectus as a "debenture event of default":

    - failure to pay any interest on the trust debentures or any other debentures when due for 30 days (subject to the deferral of any due date in the case of an extension period);

    - failure to pay any principal or premium, if any, on the trust debentures or any other debentures when due whether at maturity, upon redemption, by declaration of acceleration of maturity or otherwise;

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    - failure to perform, or breach of, any of our other covenants or warranties contained in the indenture for 90 days after written notice to us from the debenture trustee or the holders of at least 33% in aggregate outstanding principal amount of trust debentures; or

    - our bankruptcy, insolvency or reorganization.

    Within five business days after the occurrence of a debenture event of default actually known to the debenture trustee, the debenture trustee must transmit notice of such debenture event of default to the debenture holders, unless such debenture event of default has been cured or waived. The debenture indenture requires us (with the debenture trustee) to file a certificate as to the absence of certain defaults under the indenture each year.

    The holders of a majority in aggregate outstanding principal amount of the trust debentures have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee or to exercise any trust or power conferred upon the debenture trustee under the debenture indenture. If a debenture event of default has occurred and is continuing, the debenture trustee or the holders of not less than 33% in aggregate outstanding principal amount of the trust debentures may declare the principal amount on all trust debentures due and payable immediately upon a debenture event of default and should the debenture trustee or such holders of trust debentures fail to make such declaration, the holders of not less than 33% in aggregate liquidation amount of the trust preferred securities will have such right. The holders of a majority in aggregate outstanding principal amount of the trust debentures may annul such declaration and waive the default if the default (other than the non-payment of the principal of the trust debentures which has become due solely by such acceleration) has been cured and a sum sufficient to pay all matured installments of interest and principal of, and premium, if any, due otherwise than by acceleration (with any compounded interest due thereon) has been deposited with the debenture trustee, and should the holders of such trust debentures fail to annul such declaration and waive such default, the holders of a majority in aggregate liquidation amount of the trust preferred securities will have such right.

    Prior to the declaration accelerating the maturity of the trust debentures, the holders of a majority in aggregate outstanding principal amount of the trust debentures may, on behalf of the holders of all the trust debentures, waive any past default or debenture event of default and its consequences, except a default in the payment of principal (or premium, if any) on or interest (including compounded interest and additional amounts, if any) or a default in respect of a covenant or provision which under the debenture indenture cannot be modified or amended without the consent of the holder of each outstanding trust debenture affected, and should the holders of such trust debentures fail to waive such default, the holders of a majority in aggregate liquidation amount of the trust preferred securities will have such right.

    In case a debenture event of default shall occur and be continuing, the property trustee will have the right to declare the principal of and the interest on such trust debentures and any other amounts payable under the debenture indenture, to be forthwith due and payable and to enforce its other rights as a creditor with respect to such trust debentures.

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF TRUST PREFERRED SECURITIES

    If a debenture event of default has occurred and is continuing and is attributable to our failure to pay the principal of (or premium, if any), or interest on the trust debentures on the date such payment is otherwise required, a holder of trust preferred securities may institute a direct action under the trust agreement. We may not amend the debenture indenture to remove the foregoing right to bring a direct action without the prior written consent of the holders of all of the trust preferred securities. Notwithstanding any payments made to a holder of trust preferred securities by us in connection with a direct action, we will remain obligated to pay the principal of (or premium, if any) or interest on the trust debentures, and we will be subrogated to the rights of the holder of such trust preferred securities

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with respect to payments on the trust preferred securities to the extent of any payments made by us to such holder in any direct action.

    The holders of the trust preferred securities will not be able to exercise directly any remedies, other than those set forth in the preceding paragraph, available to the holders of the trust debentures unless there shall have been an event of default under the trust agreement. See "Description of Trust Preferred Securities--Trust Agreement Events of Default; Notice."

CONSOLIDATION, MERGER, SALE OF ASSETS AND OTHER TRANSACTIONS

    The debenture indenture provides that we may not consolidate with or merge into any other person or convey, transfer or lease our properties as an entirety or substantially as an entirety to any person, and no person shall consolidate with or merge into us or convey, transfer or lease our properties as an entirety or substantially as an entirety to us, unless:

    - in our case, we consolidate with or merge into another person or convey, transfer or lease our properties substantially as an entirety to any person, the successor person is organized and existing under the laws of the United States or any State or the District of Columbia, and such successor person expressly assumes our obligations on the trust debentures and the indenture;

    - immediately after giving effect thereto, no debenture event of default, and no event which, after notice or lapse of time or both, would become a debenture event of default, has occurred and is continuing; and

    - certain other procedural conditions prescribed in the indenture are met.

SATISFACTION AND DISCHARGE

    The debenture indenture provides that when, among other things, all trust debentures not previously cancelled or delivered to the debenture trustee for cancellation

    - have become due and payable, or

    - will become due and payable at maturity or called for redemption within one year, and we deposit or cause to be deposited with the debenture trustee funds, in trust, for the purpose and in an amount sufficient to pay on the stated maturity date or upon redemption of all the trust debentures not previously delivered to the debenture trustee for cancellation, the principal (and premium, if any) and interest due or to become due on the stated maturity date, or the redemption date, as the case may be, then the debenture indenture will cease to be of further effect (except as to our obligations to pay all other sums due pursuant to the debenture indenture and to provide the officers' certificates and opinions of counsel described therein), and we will be deemed to have satisfied and discharged the debenture indenture.

FORM, REGISTRATION AND TRANSFER

    If the trust debentures are distributed to the holders of the trust securities, the trust debentures may be represented by one or more global certificates registered in the name of DTC or its nominee. Under such circumstances, the depository arrangements for the trust debentures would be expected to be substantially similar to those in effect for the preferred securities. For a description of DTC and the terms of the depository arrangements relating to payments, transfers, voting rights, redemptions and other notices and other matters, see "Description of Trust Preferred Securities--Form, Denomination, Book-Entry Procedures and Transfer" and "--Depositary Procedures."

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PAYMENT AND PAYING AGENTS

    Payment of principal of (and premium, if any) and interest on trust debentures will be made at the office of the debenture trustee or at the office of such paying agent or paying agents as we may designate from time to time, except that at our option payment of any interest may be made, except in the case of trust debentures in global form,

    - by check mailed to the address of the holder thereof as such address shall appear in the register for trust debentures or

    - by transfer to an account maintained by the holder thereof, provided that proper transfer instructions have been received by the relevant record date.

Payment of any interest on any trust debenture will be made to the person in whose name such trust debenture is registered at the close of business on the record date for such interest, except in the case of defaulted interest. We may at any time designate additional paying agents or rescind the designation of any paying agent; however we will at all times be required to maintain a paying agent in each place of payment for the trust debentures.

    Any monies deposited with the debenture trustee or any paying agent for the payment of the principal of (and premium, if any) or interest on any trust debenture and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall, at our request, be repaid to us and the holder of such trust debenture shall thereafter look only to us for payment thereof.

GOVERNING LAW

    The debenture indenture and the trust debentures will be governed by and construed in accordance with the laws of the State of New York.

INFORMATION CONCERNING THE DEBENTURE TRUSTEE

    The debenture trustee will be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to such provisions, the debenture trustee is under no obligation to exercise any of the powers vested in it by the indenture at the request of any holder of trust debentures, unless offered indemnity satisfactory to it by such holder against the costs, expenses and liabilities which might be incurred thereby. The debenture trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the debenture trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it. BNY Midwest Trust Company will serve as debenture trustee. See "Description of Trust Preferred Securities-Information Concerning the Property Trustee."

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                            DESCRIPTION OF GUARANTEE

    Set forth below is a summary of information concerning the guarantee, which will be executed and delivered by us for the benefit of the holders from time to time of trust preferred securities. The guarantee has been qualified under the Trust Indenture Act. BNY Midwest Trust Company, guarantee trustee, will hold the guarantee for the benefit of the holders of the trust preferred securities. The following summary is not necessarily complete, and reference is hereby made to the copy of the form of the guarantee (including the definitions therein of certain terms), which is filed as an exhibit to the registration statement of which this prospectus forms a part, and to the Trust Indenture Act.

GENERAL

    We will irrevocably and unconditionally agree to pay in full on a subordinated basis guarantee payments to the holders of the trust preferred securities, as and when due, regardless of any defense, right of setoff or counterclaim that the trust may have or assert other than the defense of payment. The following payments with respect to the trust preferred securities, to the extent not paid by or on behalf of the trust, will be subject to the guarantee:

    - any accumulated and unpaid distributions required to be paid on the trust preferred securities, to the extent that the trust has funds on hand legally available therefor at such time;

    - the applicable redemption price with respect to the trust preferred securities called for redemption, to the extent that the trust has funds on hand legally available therefor at such time; and

    - upon a voluntary or involuntary dissolution, winding-up or liquidation of the trust (other than in connection with the distribution of the trust debentures to holders of the trust preferred securities), the lesser of:

       - the liquidation distribution, to the extent the trust has funds legally available therefor at the time; and

       - the amount of assets of the trust remaining available for distribution to holders of trust preferred securities after satisfaction of liabilities to creditors of the trust as required by applicable law.

    Our obligation to make a guarantee payment may be satisfied by direct payment of the required amounts by us to the holders of the trust preferred securities or by causing the trust to pay such amounts to such holders.

    The guarantee will be a guarantee of the guarantee payments with respect to the trust preferred securities from the time of issuance of the trust preferred securities, but will not apply to distributions and other payments on the trust preferred securities when the trust does not have sufficient funds legally and immediately available to make such distributions or other payments. Therefore, if we do not make interest payments on the trust debentures held by the property trustee, the trust will not make distributions on the trust preferred securities.

    The guarantee will rank subordinate and junior in right of payment to all Senior Indebtedness to the extent provided therein. See "--Status of the Guarantee." Our obligations under the guarantee effectively will be subordinated to all existing and future liabilities of our subsidiaries and all liabilities of any of our future subsidiaries. Claimants should look only to us for payments under the guarantee. See "Description of Trust Debentures--Subordination." The guarantee does not limit us or any of our subsidiaries from incurring or issuing other secured or unsecured debt, including Senior Indebtedness, whether under the indenture, any other indenture that we may enter into in the future or otherwise. Our Restated Articles of Incorporation limit the amount of unsecured indebtedness that we may issue or assume, without the consent of the holders of a majority of the total number of shares of preferred

                                       53
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stock then outstanding, to 20% of the aggregate of the December 31, 2001 total principal amount of all outstanding mortgage bonds or other securities representing our secured indebtedness and our capital and surplus as then stated on our books. As of December 31, 2001, the aggregate limit on our unsecured debt as calculated under this provision was approximately $488 million, approximately $278 million of which was outstanding as of such date. On February 25, 2002, we commenced a solicitation of consents from our preferred stockholders to amend our Restated Articles of Incorporation to eliminate this provision. Concurrently, Illinova Corporation, our direct parent, commenced a tender offer relating to the shares of our preferred stock. Completion of the tender offer and consent solicitation are conditioned on, among other things, the approval of the proposed amendment by holders of at least two-thirds of the preferred stock, voting together as one class, and other customary conditions. The approval of the proposed amendment would allow us to issue more unsecured debt than is currently permissable.

    Through the guarantee, the trust agreement, the trust debentures and the debenture indenture, taken together, we will fully, irrevocably and unconditionally guarantee all of the trust's obligations under the trust preferred securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the trust's obligations under the trust preferred securities. See "Relationship Among the Trust Preferred Securities, the Trust Debentures and the Guarantee."

STATUS OF THE GUARANTEE

    The guarantee will constitute our unsecured obligation and will rank subordinate and junior in right of payment to all Senior Indebtedness in the same manner as the trust debentures. See "Description of Trust
Debentures--Subordination."

    The guarantee will rank equally with all other guarantees issued by us after the issue date with respect to trust preferred securities, if any, issued by other trusts. The guarantee will constitute a guarantee of payment and not of collection. The guarantee will be held for the benefit of the holders of the trust preferred securities. The guarantee will not be discharged except by payment of the guarantee payments in full to the extent not paid by the trust or upon distribution to the holders of the trust preferred securities of the trust debentures. The guarantee does not limit the amount of additional Senior Indebtedness that we may incur.

GUARANTEE EVENTS OF DEFAULT

    An event of default under the guarantee will occur upon our failure to perform any of our payment or other obligations thereunder. However, with respect to a default other than a default in payment of any guarantee payment, we have received notice of such default and shall not have cured such default within 60 days after receipt of such notice. The holders of not less than a majority in liquidation amount of the trust preferred securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of the guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under the guarantee.

    If the guarantee trustee fails to enforce the guarantee, any holder of the trust preferred securities may institute a legal proceeding directly against us to enforce its rights under the guarantee without first instituting a legal proceeding against the trust, the guarantee trustee or any other person or entity.

    We, as guarantor, will be required to file annually with the guarantee trustee a certificate as to whether or not we are in compliance with all the conditions and covenants applicable to it under the guarantee.

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AMENDMENTS AND ASSIGNMENT

    Except with respect to any changes that do not materially adversely affect the rights of holders of the trust preferred securities (in which case no vote will be required), the guarantee may be amended only with the prior approval of the holders of a majority of the liquidation amount of such outstanding trust preferred securities. The manner of obtaining any such approval will be as set forth under "Description of Trust Preferred Securities--Voting Rights; Amendment of the Trust Agreement." All guarantees and agreements contained in the guarantee shall bind our successors, assigns, receivers, trustees and representatives and shall inure to the benefit of the holders of the trust preferred securities then outstanding.

TERMINATION OF THE GUARANTEE

    The guarantee will terminate and be of no further force and effect upon:

    - full payment of the applicable redemption price of the trust preferred securities; or

    - upon liquidation of the trust, the full payment of the liquidation distribution or the distribution of the trust debentures to the holders of the trust preferred securities.

The guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the trust preferred securities must restore payment of any sums paid under the trust preferred securities or the guarantee.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

    Other than during the occurrence and continuance of a default by us in performance of the guarantee, the guarantee trustee will undertake to perform only such duties as are specifically set forth in the guarantee and, in case a default with respect to the guarantee has occurred, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the guarantee trustee will be under no obligation to exercise any of the powers vested in it by the guarantee at the request of any holder of the trust preferred securities unless it is offered indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred thereby.

GOVERNING LAW

    The guarantee will be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of laws principles thereof.

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             RELATIONSHIP AMONG THE TRUST PREFERRED SECURITIES, THE
                       TRUST DEBENTURES AND THE GUARANTEE

FULL AND UNCONDITIONAL GUARANTEE

    Payments of distributions and other amounts due on the trust preferred securities (to the extent the trust has funds on hand legally available for the payment of such distributions) are irrevocably guaranteed by us as and to the extent set forth under "Description of Guarantee." Taken together, our obligations under the trust debentures, the debenture indenture, the trust agreement and the guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the trust preferred securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the trust's obligations under the trust preferred securities. If and to the extent that we do not make the required payments on the trust debentures, the trust will not have sufficient funds to make the related payments, including distributions, on the trust preferred securities. The guarantee will not cover any such payment when the trust does not have sufficient funds on hand legally available therefor. In such event, the remedy of a holder of trust preferred securities is to institute a direct action. Our obligations under the guarantee are subordinate and junior in right of payment to all Senior Indebtedness.

SUFFICIENCY OF PAYMENTS

    As long as payments of interest and other payments are made when due on the trust debentures, such payments will be sufficient to cover distributions and other payments due on the trust securities, primarily because:

    - the aggregate principal amount or prepayment price of the trust debentures is equal to the sum of the liquidation amount or redemption price, as applicable, of the trust securities;

    - the interest rate and interest and other payment dates on the trust debentures will match the distribution rate and distribution and other payment dates for the trust securities;

    - we will pay for all and any costs, expenses and liabilities of the trust except the trust's obligations to holders of trust securities under such trust securities; and

    - the trust agreement will provide that the trust is not authorized to engage in any activity that is not consistent with the limited purposes thereof.

    Notwithstanding anything to the contrary in the debenture indenture, we have the right to set-off any payment we are otherwise required to make with and to the extent we have theretofore made, or are concurrently on the date of such payment making, a payment under the guarantee.

ENFORCEMENT RIGHTS OF HOLDERS OF TRUST PREFERRED SECURITIES

    A holder of any trust preferred security may institute a legal proceeding directly against us to enforce its rights under the guarantee without first instituting a legal proceeding against the guarantee trustee, the trust or any other person or entity.

LIMITED PURPOSE OF THE TRUST

    The trust preferred securities represent preferred undivided beneficial interests in the assets of the trust, and the trust exists for the sole purpose of:

    - issuing and selling the trust securities;

    - using the proceeds from the sale of the trust securities to acquire the trust debentures; and

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    - engaging in only those other activities necessary, advisable or incidental thereto.

    A principal difference between the rights of a holder of a preferred security and a holder of a trust debenture is that a holder of a trust debenture will be entitled to receive from us the principal amount of, and premium, if any, and interest on trust debentures held, while a holder of trust preferred securities is entitled to receive distributions from the trust (or, in certain circumstances, from us under the guarantee) if and to the extent the trust has funds on hand legally available for the payment of such distributions.

RIGHTS UPON DISSOLUTION

    Unless the trust debentures are distributed to holders of the trust securities, upon any voluntary or involuntary dissolution and liquidation of the trust, after satisfaction of liabilities to creditors of the trust as required by applicable law, the holders of the trust securities will be entitled to receive, out of assets held by the trust, the liquidation distribution in cash. See "Description of Trust Preferred Securities--Liquidation of the Trust and Distribution of Trust Debentures." Upon our voluntary or involuntary liquidation or bankruptcy, the property trustee, as holder of the trust debentures, would be our subordinated creditor, subordinated in right of payment to all Senior Indebtedness as set forth in the debenture indenture, but entitled to receive payment in full of principal, and premium, if any, and interest, before any of our stockholders receive payments or distributions. Since we will be the guarantor under the guarantee and will agree to pay for all costs, expenses and liabilities of the trust (other than the trust's obligations to the holders of its trust securities), the positions of a holder of trust preferred securities and a holder of trust debentures relative to other creditors and to our shareholders in the event of our liquidation or bankruptcy are expected to be substantially the same.

                              PLAN OF DISTRIBUTION

    Any of the securities being offered hereby may be sold in any one or more of the following ways from time to time:

    - through agents;

    - to or through underwriters;

    - through dealers;

    - directly by us; or

    - in the case of preferred securities, by the trust to purchasers.

    The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

    Offers to purchase securities may be solicited by agents designated by us from time to time. Any such agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us or the trust to such agent will be set forth, in the applicable prospectus supplement. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a reasonable best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act of 1933, as amended, of the securities so offered and sold.

    If securities are sold by means of an underwritten offering, we and, in the case of an offering of trust preferred securities, the trust will execute an underwriting agreement with an underwriter or underwriters at the time an agreement for such sale is reached, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, the respective amounts underwritten and the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the applicable prospectus supplement which will be used by the underwriters to make resales of the securities in respect of which this prospectus is being delivered to the public. If underwriters are utilized in the sale of any securities in respect of which this prospectus is being delivered, such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale. Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters. If any underwriter or underwriters are utilized in the sale of securities, unless otherwise indicated in the applicable prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters with respect to a sale of such securities will be obligated to purchase all such securities if any are purchased.

    We or the trust, as applicable, may grant to the underwriters options to purchase additional securities, to cover over-allotments, if any, at the initial public offering price (with additional underwriting commissions or discounts), as may be set forth in the prospectus supplement relating thereto. If we or the trust, as applicable, grants any over-allotment option, the terms of such over-allotment option will be set forth in the prospectus supplement for such securities.

    If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we or the trust, as applicable, will sell such securities to the dealer as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities

Act, of the securities so offered and sold. The name of the dealer and their terms of the transaction will be set forth in the prospectus supplement relating thereto.

    Offers to purchase securities may be solicited directly by us or the trust, as applicable, and the sale thereof may be made by us or the trust directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in the prospectus supplement relating thereto.

    Securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms ("remarketing firms"), acting as principals for their own accounts or as agents for us or the trust, as applicable. Any remarketing firm will be identified and the terms of its agreement, if any, with us or the trust and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act, in connection with the securities remarketed thereby.

    If so indicated in the applicable prospectus supplement, we or the trust, as applicable, may authorize agents and underwriters to solicit offers by certain institutions to purchase securities from us or the trust at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the applicable prospectus supplement. Such delayed delivery contracts will be subject to only those conditions set forth in the applicable prospectus supplement. A commission indicated in the applicable prospectus supplement will be paid to underwriters and agents soliciting purchases of securities pursuant to delayed delivery contracts accepted by us or the trust, as applicable.

    Agents, underwriters, dealers and remarketing firms may be entitled under relevant agreements with us or the trust, as applicable, to indemnification by us or the trust against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, underwriters, dealers and remarketing firms may be required to make in respect thereof.

    Each series of securities will be a new issue and will have no established trading market. We may elect to list any series of securities on an exchange but, unless otherwise specified in the applicable prospectus supplement, we shall not be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the securities.

    Agents, underwriters, dealers and remarketing firms may be customers of, engage in transactions with, or perform services for, us and our subsidiaries in the ordinary course of business.

                             VALIDITY OF SECURITIES

    The validity of the securities (other than the trust preferred securities and the mortgage bonds) will be passed upon for us by Akin, Gump, Strauss, Hauer & Feld, L.L.P., Houston, Texas, and will be passed upon for any agents, dealers or underwriters by counsel named in the applicable prospectus supplement. The validity of the trust preferred securities will be passed upon for the trust and for us by Richards, Layton & Finger, P.A. The validity of the mortgage bonds will be passed upon for us by Schiff Hardin & Waite, Chicago, Illinois.

                                    EXPERTS

    The audited consolidated financial statements of Illinois Power Company and subsidiaries as of and for the years ended December 31, 2000 and 2001, incorporated by reference in this Registration Statement, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.

    The financial statements for Illinois Power Company for the year ended December 31, 1999, incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2001 have been so incorporated in reliance on the report (which contains explanatory paragraphs relating to the merger of Illinova Corporation, Illinois Power's parent, with Dynegy Inc. on February 1, 2000 as described in Note 2, the transfer of wholly owned fossil generating assets and other generation-related assets and liabilities to Illinova Corporation in exchange for a note receivable on October 1, 1999 as described in Note 4, the impairment of the Clinton Power Station based on Illinois Power's commitment to exit nuclear operations in December 1998 as described in Note 3, and the quasi-reorganization effected by Illinois Power in December 1998 as described in Note 3) of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The expenses in connection with the issuance and distribution of the securities being registered are estimated as follows:

Registration fee..........................................  $ 46,000
Legal fees and expenses...................................   150,000
Accounting fees and expenses..............................    50,000
Printing and engraving expenses...........................   100,000
Trustee fees and expenses.................................    30,000
Rating agency fees........................................   100,000
Miscellaneous expenses....................................   124,000
                                                            --------
  Total...................................................  $600,000
                                                            ========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Under Section 8.75 of the Illinois Business Corporation Act of 1983, Illinois Power Company is empowered, subject to the procedures and limitations stated therein, to indemnify any person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed action, suit or proceeding to which such person is made a party or threatened to be made a party by reason of his being or having been a director, officer, employee or agent of Illinois Power Company, or serving or having served at the request of Illinois Power Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.
Section 8.75 further provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise, and that such indemnification shall continue as to a director, officer, employee or agent of Illinois Power Company who has ceased to serve in such capacity, and shall inure to the benefit of the heirs, executors and administrators of such a person.

    The By-Laws of Illinois Power Company provide, in substance, that Illinois Power Company shall indemnify any person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, to which such person is made a party or threatened to be made a party by reason of his being or having been a director, officer, employee or agent of Illinois Power Company, or serving or having served at the request of Illinois Power Company in one or more of the foregoing capacities with another corporation, partnership, joint venture, trust or other enterprise. The indemnification is not exclusive of other rights and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall insure to the benefit of his heirs, executors and administrators.

    Illinois Power Company presently has an insurance policy covering its directors and officers to insure against certain losses incurred by them.

ITEM 16. EXHIBITS

        **1.1                  -- Proposed Form of Underwriting Agreement.

          4.1                  -- Amended and Restated Articles of Incorporation of Illinois
                                  Power Company (incorporated by reference to Exhibit 3(a) to the Current Report on Form 8-K dated September 7, 1994).
          4.2                  -- Bylaws of Illinois Power Company (incorporated by reference to Exhibit 3(b)(1) to the Annual Report on Form 10-K for the
                                  year ended December 31, 1994).
         *4.3                  -- Certificate of Trust of Illinois Power Financing II.
         *4.4                  -- Declaration of Trust of Illinois Power Financing II.
         *4.5                  -- Form of Amended and Restated Declaration of Trust of
                                  Illinois Power Financing II.
         *4.6                  -- Form of Trust Preferred Security Certificate for Illinois
                                  Power Financing II (included in Exhibit 4.5).
         *4.7                  -- Form of Senior Debt Indenture.
         *4.8                  -- Form of Subordinated Debt Indenture.
         *4.9                  -- Form of Debenture Indenture.
         *4.10                 -- Form of Trust Debentures of Illinois Power Company (included in Exhibit 4.9).
         *4.11                 -- Form of Guarantee in respect of Illinois Power Financing II with respect to the trust preferred securities.
          4.12                 -- General Mortgage Indenture and Deed of Trust dated as of
                                  November 1, 1992 (incorporated by reference to
                                  Exhibit 4(cc) to the Annual Report on Form 10-K for the year ended December 31, 1992).
          4.13                 -- Supplemental Indenture dated February 15, 1993, to General
                                  Mortgage Indenture and Deed of Trust dated as of
                                  November 1, 1992 (incorporated by reference to
                                  Exhibit 4(ee) to the Annual Report on Form 10-K for the
                                  year ended December 31, 1992).
          4.14                 -- Supplemental Indenture No. 1 dated March 15, 1993, to
                                  General Mortgage Indenture and Deed of Trust dated as of
                                  November 1, 1992 (incorporated by reference to
                                  Exhibit 4(gg) to the Annual Report on Form 10-K for the
                                  year ended December 31, 1992).
          4.15                 -- Supplemental Indenture No. 2 dated March 15, 1993, General
                                  Mortgage Indenture and Deed of Trust dated as of
                                  November 1, 1992 (incorporated by reference to
                                  Exhibit 4(ii) to the Annual Report on Form 10-K for the year ended December 31, 1992).
          4.16                 -- Supplemental Indenture dated July 15, 1993 to General
                                  Mortgage Indenture and Deed of Trust dated as of
                                  November 1, 1992 (incorporated by reference to
                                  Exhibit 4(kk) to the Quarterly Report on Form 10-Q for the
                                  quarter ended June 30, 1993).
          4.17                 -- Supplemental Indenture dated August 1, 1993 to General
                                  Mortgage Indenture and Deed of Trust dated as of
                                  November 1, 1992 (incorporated by reference to
                                  Exhibit 4(mm) to the Quarterly Report on Form 10-Q for the
                                  quarter ended June 30, 1993).
          4.18                 -- Supplemental Indenture dated October 15, 1993, to General
                                  Mortgage Indenture and Deed of Trust dated as of
                                  November 1, 1992 (incorporated by reference to
                                  Exhibit 4(oo) to the Quarterly Report on Form 10-Q for the
                                  quarter ended September 30, 1993).
          4.19                 -- Supplemental Indenture dated November 1, 1993, to General
                                  Mortgage Indenture and Deed of Trust dated as of
                                  November 1, 1992 (incorporated by reference to
                                  Exhibit 4(qq) to the Quarterly Report on Form 10-Q for the
                                  quarter ended September 30, 1993).
          4.20                 -- Supplemental Indenture dated April 1, 1997 to General
                                  Mortgage Indenture and Deed of Trust dated as of
                                  November 1, 1992 (incorporated by reference to Exhibit 4(b)
                                  to the Quarterly Report on Form 10-Q for the quarter ended
                                  March 31, 1997).
          4.21                 -- Supplemental Indenture No. 1 dated as of March 1, 1998 to
                                  General Mortgage Indenture and Deed of Trust dated as of
                                  November 1, 1992 (incorporated by reference to Exhibit 4.41 to the Registration Statement on Form S-3 filed January 22,
                                  1999 (File No. 333-71061)).
          4.22                 -- Supplemental Indenture No. 2 dated as of March 1, 1998 to
                                  General Mortgage Indenture and Deed of Trust dated as of
                                  November 1, 1992 (incorporated by reference to Exhibit 4.42 to the Registration Statement on Form S-3 filed January 22,
                                  1999 (File No. 333-71061)).

          4.23                 -- Supplemental Indenture dated as of July 15, 1998 to General
                                  Mortgage Indenture and Deed of Trust dated as of
                                  November 1, 1992 (incorporated by reference to Exhibit 4.44 to the Registration Statement on Form S-3 filed January 22,
                                  1999 (File No. 333-71061)).
          4.24                 -- Supplemental Indenture dated as of September 15, 1998 to
                                  General Mortgage Indenture and Deed of Trust dated as of
                                  November 1, 1992 (incorporated by reference to Exhibit 4.46 to the Registration Statement on Form S-3 filed January 22,
                                  1999 (File No. 333-71061)).
          4.25                 -- Supplemental Indenture dated as of October 1, 1998 to
                                  General Mortgage Indenture and Deed of Trust dated as of
                                  November 1, 1992 (incorporated by reference to Exhibit 4.47 to the Registration Statement on Form S-3 filed January 22,
                                  1999 (File No. 333-71061)).
          4.26                 -- Supplemental Indenture dated as of June 15, 1999 to General
                                  Mortgage Indenture and Deed of Trust dated as of
                                  November 1, 1992 (incorporated by reference to Exhibit 4.2 to the Quarterly Report on Form 10-Q for the quarter ended
                                  June 30, 1999).
          4.27                 -- Supplemental Indenture No. 1 dated as of July 15, 1999 to
                                  General Mortgage Indenture and Deed of Trust dated as of
                                  November 1, 1992 (incorporated by reference to Exhibit 4.4 to the Quarterly Report on Form 10-Q for the quarter ended
                                  June 30, 1999).
          4.28                 -- Supplemental Indenture No. 2 dated as of July 15, 1999 to
                                  General Mortgage Indenture and Deed of Trust dated as of
                                  November 1, 1992 (incorporated by reference to Exhibit 4.6 to the Quarterly Report on Form 10-Q for the quarter ended
                                  June 30, 1999).
          4.29                 -- Supplemental Indenture No. 1 dated as of May 1, 2001 to
                                  General Mortgage Indenture and Deed of Trust dated as of
                                  November 1, 1992 (incorporated by reference to Exhibit 4.19 to Illinois Power Company's Annual Report on Form 10-K for
                                  the year ended December 31, 2001).
          4.30                 -- Supplemental Indenture No. 2 dated as of May 1, 2001 to
                                  General Mortgage Indenture and Deed of Trust dated as of
                                  November 1, 1992 (incorporated by reference to Exhibit 4.20 to Illinois Power Company's Annual Report on Form 10-K for
                                  the year ended December 31, 2001).
        **4.31                 -- Form of Supplemental Indenture for New Mortgage Bonds Issued
                                  under this Registration Statement.
        **4.32                 -- Specimen New Mortgage Bond (included in Exhibit 4.29).
         *5.1                  -- Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P. as to
                                  the validity of the securities (other than the trust
                                  preferred securities and the mortgage bonds).
         *5.2                  -- Opinion of Richards, Layton & Finger, P.A. as to the
                                  validity of the trust preferred securities.
         *5.3                  -- Opinion of Schiff Hardin & Waite as to the validity of the mortgage bonds.
         12.1                  -- Computation of Ratio of Earnings to Fixed Charges
                                  (incorporated by reference to Illinois Power Company's
                                  Annual Report on Form 10-K for the year ended December 31,
                                  2001).
        *23.1                  -- Consent of Arthur Andersen LLP.
        *23.2                  -- Consent of PricewaterhouseCoopers LLP.
        *23.3                  -- Consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                                  (included in Exhibit 5.1).
        *23.4                  -- Consent of Richards, Layton & Finger, P.A. (included in
                                  Exhibit 5.2).
        *23.5                  -- Consent of Schiff Hardin & Waite (included in Exhibit 5.3).
        *24.1                  -- Powers of Attorney (included in signature page).
        *25.1                  -- Form T-1 Statement of Eligibility under the Trust Indenture
                                  Act of 1939 of Trustee under the Senior Debt Indenture.
        *25.2                  -- Form T-1 Statement of Eligibility under the Trust Indenture
                                  Act of 1939 of Trustee under the Subordinated Debt
                                  Indenture.
        *25.3                  -- Form T-1 Statement of Eligibility under the Trust Indenture
                                  Act of 1939 of Debenture Trustee under the Debenture
                                  Indenture.

        *25.4                  -- Form T-1 Statement of Eligibility of Property Trustee under the Trust Indenture Act of 1939 of Property Trustee under
                                  the Amended and Restated Declaration of Trust.
        *25.5                  -- Form T-1 Statement of Eligibility of Guarantee Trustee under the Trust Indenture Act of 1939 under the Guarantee with
                                  respect to the Preferred Securities.
        *25.6                  -- Form T-1 Statement of Eligibility under the Trust Indenture
                                  Act of 1939 of Mortgage Trustee under the Mortgage Bonds.

------------------------

*   Filed herewith.

**  To be filed by amendment or in a Current Report on Form 8-K.

ITEM 17. UNDERTAKINGS

    The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

       (iii) To include any material information with respect to the plan of distribution not previously disclosed on the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

    (4) That for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

    (5) That, for purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions set forth in response to Item 15, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, Illinois Power Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Decatur, State of Illinois, on March 22, 2002.

                                                       ILLINOIS POWER COMPANY

                                                       By:           /s/ LARRY F. ALTENBAUMER
                                                            -----------------------------------------
                                                                       Larry F. Altenbaumer
                                                                            PRESIDENT

                               POWER OF ATTORNEY

    Each person whose signature appears below hereby appoints Larry F. Altenbaumer, Kathryn L. Patton, Kenneth E. Randolph and Kevin Blodgett as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any registration statement for the same offering filed pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and anything appropriate or necessary to be done, as fully and for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 22, 2002.

                      SIGNATURE                                            TITLE
                      ---------                                            -----
                  /s/ C. L. WATSON
     -------------------------------------------       Chairman of the Board and Director
                    C. L. Watson

              /s/ STEPHEN W. BERGSTROM
     -------------------------------------------       Chief Executive Officer and Director
                Stephen W. Bergstrom                     (Principal Executive Officer)

               /s/ ROBERT D. DOTY, JR.                 Chief Financial Officer, Executive Vice
     -------------------------------------------         President and Director (Principal Financial
                 Robert D. Doty, Jr.                     Officer)

                 /s/ PEGGY E. CARTER
     -------------------------------------------       Vice President and Controller (Principal
                   Peggy E. Carter                       Accounting Officer)

              /s/ LARRY F. ALTENBAUMER
     -------------------------------------------       President and Director
                Larry F. Altenbaumer

               /s/ KENNETH E. RANDOLPH
     -------------------------------------------       Director
                 Kenneth E. Randolph

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, Illinois Power Financing II certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Decatur, State of Illinois, on March 22, 2002.

                                                       ILLINOIS POWER FINANCING II

                                                       By:  Illinois Power Company, as Sponsor

                                                       By:           /s/ LARRY F. ALTENBAUMER
                                                            -----------------------------------------
                                                                       Larry F. Altenbaumer
                                                                            PRESIDENT